UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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AXT, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 29, 2013

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of AXT, Inc. on Tuesday, May 14, 2013, at 10:00 a.m. Pacific Daylight Time. The meeting will be held at our principal offices located at 4281 Technology Drive, Fremont, California 94538.

This year, we continue to use the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a notice with instructions for accessing the proxy materials and voting via the Internet. The notice also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. This makes the proxy distribution process more efficient and less costly, and helps conserve natural resources.

Whether or not you plan to attend the meeting, your vote is very important and we encourage you to vote promptly.  As an alternative to voting in person at the annual meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. It is important that you use this opportunity to take part in our affairs by voting on the business to come before this meeting. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders is important.

At the annual meeting we will review our activities over the past year and our plans for the future. The Board of Directors and management look forward to seeing you at the annual meeting.

Sincerely yours,

RAYMOND A. LOW Chief Financial Officer and Corporate Secretary

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD TUESDAY, MAY 14, 2013

TO THE STOCKHOLDERS:

Notice is hereby given that the annual meeting of the stockholders of AXT, Inc., a Delaware corporation, will be held on Tuesday, May 14, 2013, at 10:00 a.m. Pacific Daylight Time, at our principal offices located at 4281 Technology Drive, Fremont, California 94538, for the following purposes:

1.	To elect one (1) Class III director to hold office for a three-year term and until his successor is elected and qualified.

2.	To approve, on an advisory basis, the compensation of our named executive officers.

3.	To approve an amendment and restatement of our 2007 Equity Incentive Plan.

4.	To ratify the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

5.	To transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on March 25, 2013 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 4281 Technology Drive, Fremont, California 94538.

By order of the Board of Directors,

RAYMOND A. LOW Chief Financial Officer and Corporate Secretary

Fremont, California
March 29, 2013

IMPORTANT: Your vote is important. Whether or not you plan to attend the meeting, we encourage you to vote your shares via a toll-free telephone number or over the Internet according to the instructions on the proxy card. To vote and submit your proxy by mail, please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to assure that your shares are represented at the meeting.  If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL

MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2013

The proxy materials, including this proxy statement, proxy card or voting instruction card and our 2012 Annual Report, are being distributed and made available on or about April 3, 2013. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the "SEC"), we have elected to provide our stockholders access to our proxy materials over the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the "Notice") will be mailed on or about April 3, 2013 to most of our stockholders who owned our common stock at the close of business on the record date, March 25, 2013. Stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials be sent to them by following the instructions in the Notice.

The Notice will also provide instructions on how you can elect to receive future proxy materials electronically or in printed form by mail. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials electronically or in printed form by mail will remain in effect until you terminate such election.

Choosing to receive future proxy materials electronically will allow us to provide you with the information you need in a timelier manner, save us the cost of printing and mailing documents to you and conserve natural resources.

The Annual Meeting will be held on Tuesday May 14, 2013, at 10:00 a.m. Pacific Daylight Time, for the following purposes:

1.	To elect one (1) Class III director to hold office for a three-year term and until his successor is elected and qualified.

2.	To approve, on an advisory basis, the compensation of our named executive officers.

3.	To approve an amendment and restatement of our 2007 Equity Incentive Plan.

4.	To ratify the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

5.	To transact such other business as may properly come before the meeting.

Our board of directors recommends a vote FOR Items 1, 2, 3 and 4.  If you wish to attend the meeting in person, the meeting will be held at our principal offices located at 4281 Technology Drive, Fremont, California 94538, which can be reached by the following directions:

On highway 880 take the Auto Mall Pkwy exit and head east, and turn right into Technology Drive.

On highway 680 take the Auto Mall Pkwy exit and head west, and turn left into Technology Drive.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

The accompanying proxy is solicited by the Board of Directors of AXT, Inc., a Delaware corporation (“AXT” or the “Company”), for use at AXT’s annual meeting of stockholders to be held on May 14, 2013, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The proxy materials, including this proxy statement, proxy card or voting instruction card and our 2012 Annual Report, are being distributed and made available on or about April 3, 2013.

SOLICITATION AND VOTING

Voting Rights and Outstanding Securities.  Only stockholders of record as of the close of business on March 25, 2013, the record date, will be entitled to vote at the meeting and any adjournment thereof. As of that time, we had 32,654,288 shares of common stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Shares of our Series A Preferred Stock are not entitled to vote on any matters at the meeting. Each stockholder of record as of the record date is entitled to one vote for each share of our common stock held by such stockholder. Our bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and “broker non-votes” (shares held by a broker or nominee for which the broker or nominee does not have the authority, either express or discretionary, to vote on a particular matter) will each be counted as present for purposes of determining the presence of a quorum.

Broker Non-Votes.  A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. The ratification of auditors is considered a routine matter.  Your stockbroker, bank or other nominee will not be able to vote on any other matters set forth in this proxy statement unless they have your voting instructions, so it is very important that you indicate your voting instructions to the institution holding your shares by completing and returning the voting instruction card.

Solicitation of Proxies.  We will bear the cost of soliciting proxies. In addition to soliciting stockholders by mail through our employees, we will request banks, brokers and other custodians, nominees and fiduciaries to solicit customers for whom they hold our stock and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation. In addition, we have retained Regan & Associates, Inc. for assistance in connection with the annual meeting at a cost of approximately $7,500 including out-of-pocket expenses.

Vote Required.  If a quorum is present, the nominee for director receiving the highest number of votes will be elected as Class III director.  Advisory approval of the compensation of our named executive officers require the affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy and voting at the annual meeting. The affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy and voting at the annual meeting is required to approve an amendment and restatement of our 2007 Equity Incentive Plan. The affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy and voting at the annual meeting is required to approve the ratification of the selection of our independent auditors. Broker non-votes will have no effect on the election of directors or the advisory vote on executive compensation. If you vote to abstain on the proposal to amend and restate our 2007 Plan, the proposal to ratify the selection of our independent auditors or on the advisory vote on executive compensation, it will have the same effect as a vote against the proposal.

Voting of Proxies.  All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted as the board of directors recommends on each proposal.  The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment.  A stockholder giving a proxy has the power to revoke his or her proxy at any time before it is exercised by delivering to our Corporate Secretary a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.  Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

Voting by Telephone or the Internet or mail.  If you hold shares through a bank or brokerage firm, you may be able to simplify your voting process and save us expense by voting your shares by telephone or over the Internet. The bank or brokerage firm through which you hold your shares will provide you with separate instructions on a form you will receive from them. Many such firms make telephone or Internet voting available, but the specific processes available will depend on those firms’ individual arrangements. When you vote by phone or over the Internet, your vote is recorded immediately. We encourage our stockholders to vote using these methods whenever possible. If you attend the annual meeting, you may also submit your vote in person, and any previous votes that you submitted, whether by phone, over the Internet or by mail, will be superseded by the vote that you cast at the annual meeting.

How To Obtain A Separate Set of Proxy Materials.  To reduce the expense of delivering duplicate proxy materials to our stockholders who may have more than one AXT stock account, unless otherwise requested, pursuant to current householding rules, we will deliver only one set of proxy materials to stockholders who share the same address. If you share an address with another stockholder and have received only one set of proxy materials, you may write or call us to request a separate copy of these materials at no cost to you. For future annual meetings, you may request separate proxy materials, or request that we send only one set of proxy materials to you if you are receiving multiple copies, by calling our Investor Relations department at: (510) 683-5900, or by writing us at: AXT, Inc., 4281 Technology Drive, Fremont, CA 94538, Attention: Investor Relations.

Communicating with AXT.  You can obtain information about us by one of the following methods:

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Our home page on the Internet, located at www.axt.com, gives you access to product and marketing information, in addition to recent press releases, financial information and stock quotes, as well as links to our filings with the Securities and Exchange Commission. Online versions of this Proxy Statement, our 2012 Annual Report on Form 10-K, and our letter to stockholders are located under the “Investors” section on our website at www.axt.com.

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To have information such as our latest quarterly earnings release, Form 10-K, Form 10-Q or annual report mailed to you, please contact our Investor Relations at (510) 683-5900 or by email at: ir@axt.com.

For all other matters, please contact our Investor Relations at (510) 683-5900, or send your correspondence to the following address:

AXT, Inc. 4281 Technology Drive Fremont, CA 94538 Attention: Investor Relations

PROPOSAL NO. 1

ELECTION OF DIRECTOR

We have a classified Board of Directors consisting of two Class I directors, two Class II directors and one Class III director, who will serve until the annual meetings of stockholders to be held in 2014, 2015, and 2013, respectively, and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire at the annual meeting dates.

The term of the Class III director will expire on the date of the annual meeting. Accordingly, one nominee is to be elected to serve as the Class III director of the Board of Directors at the annual meeting.  Our Nominating and Corporate Governance Committee of the Board of Directors’ nominee for election by the stockholders to this position is our current Class III member of the Board of Directors, Mr. Leonard J. LeBlanc.  If elected, this nominee will serve as a director until our annual meeting of stockholders in 2016 and until his successor is elected and qualified. If any nominee declines to serve or becomes unavailable for any reason, the proxies may be voted for such substitute nominees as the Board of Directors may designate.

If a quorum is present and voting, the nominee for Class III director receiving the highest number of votes will be elected as Class III director.  Abstentions and broker non-votes have no effect on the vote.

Vote Required and Board of Directors Recommendation

The nominee for director receiving the highest number of votes will be elected as Class III director.

The Board of Directors recommends a vote “FOR” the nominee named above.

The following table sets forth, for our current directors, including the Class III nominee to be elected at this meeting, and non-director Executive Officers, information with respect to their ages and background:

Name	Principal Occupation	Age	Director Since

Class I directors whose terms expire at the 2014 Annual Meeting of Stockholders:

Morris S. Young	Director and Chief Executive Officer	68	1989
David C. Chang	Director	71	2000

Class II directors whose terms expire at the 2015 Annual Meeting of Stockholders:

Jesse Chen	Chairman of the Board	55	1998
Nai-Yu Pai	Director	63	2010

Class III director nominated for election at the 2013 Annual Meeting of Stockholders:

Leonard J. LeBlanc	Director	72	2003

Non-director Executive Officers:

Davis Zhang	President, China Operations	57
Raymond A. Low	Chief Financial Officer and Corporate Secretary	56
Robert G. Ochrym	Vice President, Business Development, Strategic Sales and Marketing	61

Members of the Board of Directors

Morris S. Young, Ph.D. co-founded AXT in 1986 and has served as a director since 1989. He was reappointed as our chief executive officer on July 16, 2009. From 2004 until his retirement in 2006, Dr. Young served as our chief technology officer. Dr. Young served as our chairman of the Board of Directors from February 1998 to May 2004 and as our president and chief executive officer from 1989 to May 2004. From 1985 to 1989, Dr. Young was a physicist at Lawrence Livermore National Laboratory. Dr. Young has a B.S. degree in metallurgical engineering from National Cheng Kung University, Taiwan, a M.S. degree in metallurgy from Syracuse University, and a Ph.D. in metallurgy from Polytechnic University.

The Board has determined that Dr. Young’s long history with the Company, as well as his breadth of experience and on-going, active involvement in the semiconductor industry, make him a valuable asset to the Board.

David C. Chang, Ph.D. has served as one of our directors since December 2000. Dr. Chang has served as president of Polytechnic University in New York (now known as Polytechnic Institute of New York University) from 1994 to 2005 and President Emeritus and chancellor from 2005 to present. Previously, Dr. Chang was dean of the College of Engineering and Applied Sciences at Arizona State University. Dr. Chang served as a director of the NSF/Industry Corporate Research Center for Microwave and Millimeter-Wave Computer Aided Design from 1981 to 1989. Dr. Chang is a member of the board of directors of Time Warner Cable. Dr. Chang has a M.S. degree and a Ph.D. in applied physics from Harvard University and a B.S. degree in electrical engineering from National Cheng Kung University, Taiwan.

The Board has determined that Dr. Chang’s extensive experience in the semiconductor industry allows him to make significant contributions to the strategic direction of the Company.

Jesse Chen has served as one of our directors since February 1998 and was Chairman of the Board of Directors from May 2004 until October 2007, at which time he was appointed our lead independent director. Since March 2009, Mr. Chen has served as our Chairman of the Board of Directors. Since May 1997, Mr. Chen has served as a managing director of Maton Ventures, an investment company. From 1990 to 1996, Mr. Chen served as chief executive officer of BusLogic, Inc., a fabless semiconductor and computer peripherals company. Mr. Chen serves on the board of directors of several private companies. Mr. Chen has a B.S. degree in aeronautical engineering from National Cheng Kung University, Taiwan and a M.S. degree in electrical engineering from Loyola Marymount University.

The Board has determined that Mr. Chen’s experience as a CEO and his investment background provides him with the experience and knowledge in compensation and governance matters for technology companies to enhance his contributions to the Board and its committees.

Nai-Yu Pai has served as one of our directors since August 2010. Mr. Pai has more than 35 years of accounting and auditing experience.  He is the founder of Pai Accountancy, LLP and a partner since 1977. From May 2009 to May 2012, Mr. Pai served as chief executive officer and a director of F2Ware Inc., a privately held secure software solutions company. From March 2001 to May 2012, Mr. Pai also served as chief executive officer and a director of Authenex, Inc., a venture capital funded two-factor authenticated e-security applications company. Mr. Pai also serves on the board of directors of several other private companies. As a consultant, Mr. Pai has assisted a number of companies with fundraising and mergers and acquisitions, such as Marvell Semiconductor, @Road, Silicon Motion Inc, Accton Technology Corp., Amlogic, Global Manufacture and others. Mr. Pai is a certified public accountant who holds a Master’s Degree in accounting from Saint John’s University in New York, where his primary area of emphasis in taxation and auditing.  He also holds another Master’s degree in Taxation from Golden Gate University.

The Board has determined that Mr. Pai’s strong financial background, extensive board-level experience and expertise in working with technology companies will contribute to the Board and the audit committee.

Leonard J. LeBlanc has served as one of our directors since April 2003. Mr. LeBlanc served as the acting chief financial officer and vice president of corporate development for Ebest, Inc., a privately held applications software company, from February 2001 to September 2003. Mr. LeBlanc was the executive vice president and chief financial officer of Vantive Corporation, a customer relationship management software and solution company, from August 1998 to January 2000. From March 1996 to July 1997, Mr. LeBlanc was the executive vice president of finance and administration and chief financial officer at Infoseek Corporation, an internet search and navigation company. From September 1993 to December 1994, Mr. LeBlanc served as senior vice president, finance and administration of GTECH Corporation, a manufacturer of lottery equipment and systems. From May 1987 to December 1992, Mr. LeBlanc served as executive vice president, finance and administration and chief financial officer of Cadence Design Systems, Inc., an electronic design automation software company. Mr. LeBlanc served on the board of directors and as chairman of the audit committee of Oplink Communications, Inc., a provider of optical manufacturing solutions and optical networking components from 2000 to 2009 and as chairman of the Board from 2006 to 2009. From November 2009 to November 2010, he was a consultant to Oplink Communications, Inc. Mr. LeBlanc has B.S. and M.S. degrees from the College of Holy Cross, and an M.S. degree in finance from George Washington University.

The Board has determined that Mr. LeBlanc’s financial expertise, his background and experience in the finance function in a number of companies make him a valuable contributor to the Board as well as to the audit committee.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors (the “Board”) has determined that, other than Morris S. Young, each of the members of the Board is an independent director for purposes of the Nasdaq Stock Market listing standards.

Executive Sessions

Our independent directors meet in an executive session without management present each time the Board holds its regularly scheduled meetings. Mr. Jesse Chen, an independent director, was designated by the Board as the non-executive Chairman of the Board.

Committees and Meeting Attendance

The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these committees operates under a written charter adopted by the Board. Copies of these charters are available on our website at www.axt.com. The Board held 10 meetings during the fiscal year ended December 31, 2012. Each of the standing committees of the Board held the number of meetings indicated below. During the last fiscal year, each of our directors, except Mr. Nai-Yu Pai (who missed one day board meetings due to medical reasons), attended at least 75% of the total number of meetings of the Board and of the committees of the Board on which such director served during that period. Directors are encouraged to attend our annual meetings of stockholders. Messrs. Jesse Chen and Leonard LeBlanc attended our 2012 annual meeting while Dr. David Chang and Mr. Nai-Yu Pai were absent.

The following table sets forth the three standing committees of the Board, the members of each committee during the last fiscal year and the number of meetings held by each committee:

Name of Director	Audit	Compensation	Nominating and Corporate Governance
Jesse Chen	✓	✓	✓ (Chair)
David C. Chang	✓	✓ (Chair)	✓
Leonard J. LeBlanc	✓ (Chair)	✓	✓
Nai-Yu Pai	✓	✓	✓
Number of Meetings:	11	8	4

Audit Committee

The members of the Audit Committee during 2012 were David C. Chang, Jesse Chen, Leonard J. LeBlanc and Nai-Yu Pai. The Board has determined that all Audit Committee members are “independent” as defined under the applicable Nasdaq listing standards and SEC rules and regulations and as such rules apply to audit committee members. The Board has determined that Mr. Leonard LeBlanc, Mr. Jesse Chen and Mr. Nai-Yu Pai are each an “audit committee financial expert” as defined by the rules and regulations of the SEC. The Audit Committee’s functions include:

●	overseeing the accounting, financial reporting and audit processes;

●	reviewing the qualifications, independence and performance, and approving the terms of engagement, of the independent registered public accounting firm;

●	reviewing the results and scope of audit and other services provided by the independent registered public accounting firm;

●	reviewing the accounting principles and auditing practices and procedures to be used in preparing our financial statements; and

●	reviewing our internal controls.

For additional information concerning the Audit Committee, see “Audit Committee Report” and “Proposal No. 4 Ratification of Appointment of Independent Registered Public Accounting firm.”

Compensation Committee

The members of our Compensation Committee during 2012 were David C. Chang, Jesse Chen, Leonard J. LeBlanc and Nai-Yu Pai. The Board has determined that all members of the Compensation Committee are “independent” as the term is defined by applicable Nasdaq listing standards and SEC rules.

The Compensation Committee has been delegated the responsibility by the Board to oversee the programs under which compensation is paid or awarded to our executive officers and to evaluate the performance of our executive officers. The Compensation Committee has been delegated the authority to: (i) oversee our compensation policies and practices; (ii) review and approve compensation and compensation procedures for our executive officers; (iii) oversee and approve director compensation, and (iv) oversee and approve equity awards to our employees, officers and directors. More specifically, the Compensation Committee’s responsibilities include: overseeing our general compensation structure, policies and programs, and assessing whether our compensation structure establishes appropriate incentives for management and employees; administering our incentive compensation and equity-based compensation plans, including our stock option plans; reviewing and approving compensation procedures for our executive officers; approving the compensation of the Chief Executive Officer based on relevant corporate goals and objectives and the Board’s performance evaluation of the Chief Executive Officer; reviewing and approving the compensation of executive officers other than the Chief Executive Officer; approving employment and retention agreements and severance arrangements for executive officers, including change-in-control provisions, plans or agreements; and approving the compensation of directors for service on the Board and its committees and recommending changes in compensation to the Board. The Chief Executive Officer does not participate in discussions or approvals related to his compensation. Regarding most compensation matters, including executive and director compensation, our management provides recommendations to the Compensation Committee. In addition, the Compensation Committee has engaged Compensia, an outside compensation consulting firm, to review our compensation programs for executive officers and to provide advice on executive officer compensation matters.

The agenda for meetings of the Compensation Committee is determined by its Chairman with the assistance of the Chief Executive Officer and the Chief Financial Officer. Compensation Committee meetings are regularly attended by the Chief Executive Officer and the Chief Financial Officer. The Compensation Committee periodically meets in executive session without members of management present. The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities. The Compensation Committee reviews the total fees paid to outside consultants by us to ensure that the consultant maintains its objectivity and independence when rendering advice to the committee.

Nominating and Corporate Governance Committee

The members of our Nominating and Corporate Governance Committee during 2012 were David C. Chang, Jesse Chen, Leonard J. LeBlanc and Nai-Yu Pai. The Board has determined that all members of the Nominating and Corporate Governance Committee are “independent” as the term is defined by applicable Nasdaq listing standards and SEC rules. The Nominating and Corporate Governance Committee is responsible for evaluating and selecting director nominees, determining criteria for selecting new directors, developing and reviewing on an ongoing basis the adequacy of the corporate governance principles and guidelines adopted by the Board, overseeing the evaluation of the Board and committees of the Board, and adopting, approving, monitoring and enforcing compliance with the Code of Business Conduct and Ethics.

Director Nominations

Director Qualifications. The Nominating and Corporate Governance Committee considers the following factors in reviewing possible candidates for nomination as director:

●	the appropriate size of our Board and its Committees;

●	the perceived needs of the Board for particular skills, background and business experience;

●	the skills, background, reputation, and business experience of nominees compared to the skills, background, reputation, and business experience already possessed by other members of the Board;

●	nominees’ independence from management;

●	applicable regulatory and listing requirements, including independence requirements and legal considerations, such as antitrust compliance;

●	the benefits of a constructive working relationship among directors; and

●	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Nominating and Corporate Governance Committee’s goal is to assemble a Board of Directors consisting of a variety of perspectives and skills derived from high quality business and professional experience. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, but it does consider Board candidates and/or nominees who represent a mix of backgrounds, diversity of race and ethnicity, gender, age, skills and experience that enhance the quality of the Board’s deliberations and decisions.  Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in the best interests of the Company and our stockholders. The Nominating and Corporate Governance Committee believes that it is important that at least one member of the Board should meet the criteria for an “audit committee financial expert” as defined by SEC rules. Under applicable listing requirements, at least a majority of the members of the Board must meet the definition of “independent director.” The Nominating and Corporate Governance Committee also believes it appropriate for one or more key members of our management to participate as a member of the Board.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in the best interests of the Company and our stockholders.

Identification and Evaluation of Nominees for Director.  The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Nominating and Corporate Governance Committee or the Board decides not to re-nominate a member for re-election, the Nominating and Corporate Governance Committee will identify the desired skills and experience of a new nominee in light of the criteria above. Current members of the Nominating and Governance Committee and the Board are polled for suggestions as to individuals meeting the criteria of the Nominating and Corporate Governance Committee. Research may also be performed to identify qualified individuals.

The Nominating and Corporate Governance Committee considers properly submitted stockholder recommendations for candidates for membership on the Board. Our Bylaws contain provisions which address the process by which a stockholder may nominate an individual to stand for election to the Board at our annual meeting of stockholders. Candidates so recommended will be reviewed using the same process and standards for reviewing candidates identified above under “Identification and Evaluation of Nominees for Director.” In order to be evaluated in connection with the Nominating and Corporate Governance Committee’s established procedures for evaluating potential director nominees, any recommendation for director nominees submitted by a stockholder must be sent in writing to the Corporate Secretary, 4281 Technology Drive, Fremont, CA 94538, at least 120 days prior to the anniversary of the date proxy statements were mailed to stockholders in connection with the prior year’s annual meeting of stockholders and must contain the following information:

●	the candidate’s name, age, contact information and present principal occupation or employment;

●
a description of the candidate’s qualifications, skills, background, and business experience during, at a minimum, the last five years, including his/her principal occupation and employment and the name and principal business of any corporation or other organization in which the candidate was employed or served as a director; and

●	a statement signed by the candidate that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

The Nominating and Corporate Governance Committee will evaluate incumbent directors, as well as candidates for director nominee submitted by directors, management, and stockholders consistently using the criteria stated in this policy and will select the nominees that in the Nominating and Corporate Governance Committee’s judgment best suit the needs of the Board at that time.

Communications with Directors

Stockholders may communicate with the Board by writing to us at AXT, Inc., 4281 Technology Drive, Fremont, CA 94538, Attention: Corporate Secretary. Your letter should indicate that you are an AXT stockholder. Stockholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded as appropriate. Depending on the subject matter, management will (i) forward the communication to the director or directors to whom it is addressed; (ii) attempt to handle the inquiry directly, for example where it is a request for information about us or it is a stock related matter; or (iii) not forward the communication if it is primarily commercial in nature, comprises spam, junk mail, mass mailings, product complaints or inquiries, job inquiries business solicitations, or relates to otherwise inappropriate matters.

Board Leadership Structure

The Board has determined that the positions of Chairman of the Board and Chief Executive Officer should be separated.  Mr. Chen currently serves as our Chairman of the Board and Dr. Young currently serves as our Chief Executive Officer.  The Board believes that the separation of these positions allows the Chief Executive Officer to focus more on the operations of the Company, and provides a more effective channel for the Board to express its views on management.

Board’s Role in Risk Oversight

The Board’s risk oversight function is administered through board committees. Generally, the committee with subject matter expertise in a particular area is responsible for overseeing the management of risk in that area. For example, the Audit Committee oversees the management of financial, accounting and internal control risks, the Compensation Committee oversees the management of risks in the Company’s compensation programs, and the Nominating and Corporate Governance Committee oversees compliance with Company policies.

We have an internal audit function that reports directly to the Audit Committee. The Audit Committee reviews and approves the internal audit plan once a year and receives periodic updates of internal audit activity in meetings held at least quarterly throughout the year. Updates include discussion of audit project results, quarterly assessment of internal controls and risks of fraud.

In carrying out their risk oversight duties, the committees review management’s implementation of risk policies and procedures, and reviews reports from management, independent auditors, internal audit, legal counsel, regulators and outside experts, as appropriate, regarding risks the Company faces.

The Board and its committees are committed to ensuring effective risk management oversight and work with management to ensure that effective risk management strategies are incorporated into the Company’s culture and day-to-day business operations.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics applicable to all of our employees and directors, including our Chief Executive Officer, Chief Financial Officer, and Corporate Controller, which is available under the “Investors” section on our website at www.axt.com. In addition, we will provide a copy of the Code of Business Conduct and Ethics upon request made in writing to us at AXT, Inc., 4281 Technology Drive, Fremont, CA 94538, attention: Corporate Secretary. We will disclose any amendment to the Code of Business Conduct and Ethics, or waiver of any of its provisions, applicable to an executive officer or director under the “Investors” section on our website at www.axt.com.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee during 2012 were David C. Chang, Jesse Chen, Leonard J. LeBlanc and Nai-Yu Pai.  None of the members of the Compensation Committee is or has been an officer or employee of AXT. During fiscal 2012, no member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K. During fiscal 2012, none of our executive officers served on the compensation committee (or its equivalent) or on a board of directors of another entity any of whose executive officers served on our Compensation Committee or our Board.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines that address the composition of the Board, criteria for Board membership and other Board governance matters. These guidelines are available under the “Investors” section on our website at www.axt.com. A printed copy of the guidelines may be obtained by any stockholder upon request made in writing to us at AXT, Inc., 4281 Technology Drive, Fremont, CA 94538, attention: Corporate Secretary.

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), our stockholders are entitled to cast an advisory vote to approve the compensation of our Named Executive Officers (NEOs) as disclosed in this proxy statement. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation programs.

As described in detail under the heading "Compensation Discussion and Analysis," our executive compensation programs are intended to assure that our compensation and benefits policies attract, motivate and retain the key employees necessary to support our operations and our strategic growth. We urge our stockholders to read the Compensation Discussion and Analysis of this proxy statement, as well as the Summary Compensation Table and the related tables and disclosures, for a more complete understanding of how the Company’s executive compensation policies and procedures operate. We believe that our executive compensation program was appropriate and aligned with the Company’s performance.

We are asking our stockholders to indicate their support for our NEO compensation as described in this Proxy Statement by voting “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2013 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Even though this say-on-pay vote is advisory and therefore will not be binding on the Company, our Compensation Committee and our Board value the opinions of our stockholders.  Accordingly, to the extent there is a significant vote against the compensation of our named executive officers, we will consider our stockholders’ concerns and our Compensation Committee will evaluate what actions may be necessary or appropriate to address those concerns. We hold such advisory votes on executive compensation each year and will hold another advisory vote at our 2014 annual meeting of stockholders.

The Board of Directors recommends a vote “FOR” the approval, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement.

PROPOSAL NO. 3

APPROVAL OF AN AMENDMENT AND RESTATEMENT OF OUR 2007 EQUITY INCENTIVE PLAN

We are asking our stockholders to approve an amendment and restatement of our 2007 Equity Incentive Plan (the “2007 Plan”) to make the following amendments, which previously were approved by the Board of Directors on February 21, 2013, subject to stockholder approval at our 2013 Annual meeting of Stockholders.

●
Increase in the number of shares of our common stock reserved for issuance under the 2007 Plan by 2,000,000 shares. This amount is expected to cover the company’s needs for approximately the next 3 years based on historical grant practices; however, future circumstances and business needs may dictate a different result. (Section 4.1 of the 2007 Plan).

●
Modify the fungible share ratio to 1.5:1 (from 2:1), which results in each share subject to a “full-value” award (restricted stock, restricted stock units, performance shares or performance units) issued under the 2007 Plan being counted as one and a half shares for purposes of determining the number of shares that remain available for future awards.  This change is intended to allow the Company to properly manage its share reserve in light of its forecasted needs as discussed in further detail below. (Section 4.1 of the 2007 Plan)

●
Eliminate the minimum vesting requirements for options and full value awards in order to allow for increased flexibility in granting awards under the Plan (Sections 5.4(b) and 6.2(a) of the 2007 Plan).

●
Modify the 2007 Plan to allow the Company the ability to grant awards of restricted stock and restricted stock units that can qualify as “performance based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). (Section 9 of the Plan); and

●
Revise to expressly provide that, in connection with a change of control, awards other than options or stock appreciation rights granted under the Plan may, without requiring acceleration or the consent of the award holder, be assumed or substituted or alternatively terminated. (Section 13.3); and

●	Add reasonable and meaningful limits as to the maximum number of awards that could be granted in each fiscal year of the Company to its non-employee directors (Section 19).

We are also seeking to re-approve the material terms of the 2007 Plan to allow us to the ability to grant awards that qualify as “performance-based compensation” under Section 162(m) of the Code (“Section 162(m)”).  At our 2007 annual meeting of stockholders, our stockholders approved a similar menu of performance-based compensation measures, except that, in addition to stock option, stock appreciation rights, performance units, and performance shares, we are now seeking the ability to grant awards of restricted stock and restricted stock units to qualify as “performance-based compensation” within the meaning of Section 162(m).  Section 162(m) generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the Chief Executive Officer and other “covered employees,” as determined under Section 162(m) and applicable guidance. However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit. To enable compensation to grant awards under the Plan to qualify as “performance-based” within the meaning of Section 162(m), the 2007 Plan limits the sizes of such awards as further described below. By approving the 2007 Plan, the stockholders will be re-approving, among other things, eligibility requirements for participation in the Plan, performance measures upon which specific performance goals applicable to certain awards would be based, limits on the numbers of shares or compensation that could be made to participants, and the other material terms of the 2007 Plan and awards to be granted under the 2007 Plan.  If stockholders do not approve the amended and restated 2007 Plan, our Chief Executive Officer and three most highly compensated officers (other than the Chief Financial Officer) would not be eligible to receive awards under the 2007 Plan.

Reasons for Voting for the Amendment and Restatement of the 2007 Equity Incentive Plan

Long-Term Equity is a Key Component of our Compensation Philosophy

As reflected in the “Executive Compensation and Related Information” below, long-term equity incentives are a key component of our compensation philosophy by allowing us the ability to attract and retain those individuals with the leadership abilities necessary for increasing long-term stockholder value while aligning the interests of our employees with those of our stockholders.

In the high-technology industry in which the company operates, equity compensation awards are an important tool in retaining and motivating the highly qualified technical and other key employees who help the company meet its goals. The Company believes its use of stock options in the employee compensation process has been a material factor in its success to date, and if our stockholders approve the amendment and restatement of the 2007 Plan, we intend to continue the appropriate use of equity awards in the future.

The 2007 Plan Will No Longer Have Shares Available to Grant

As of February 28, 2013, only 213,228 shares were available for issuance under the 2007 Plan, which our compensation committee, with input from our independent compensation consultant, Compensia, determined would be insufficient to meet our forecasted needs for the next three years as discussed in greater detail below. The compensation committee recommended to the Board of Directors an increase of an additional 2,000,000 shares to be reserved for issuance under the 2007 Plan following substantial review of, and deliberation concerning, the structure of the 2007 Plan, as well as consideration of the peer group industry data presented by Compensia in October 2012.

We believe that an additional 2,000,000 shares is necessary for us to continue to offer a competitive equity incentive program for the next three years based on historical grant practices. If the stockholders do not approve the proposed share increase, we believe we will not be able to continue to offer competitive equity packages to retain our current employees and hire new employees in future years. This could significantly affect our plans for growth and adversely affect our ability to operate our business.

In determining the number of shares to be added to the 2007 Plan for issuance of future awards, the compensation committee and the Board of Directors considered the following principal factors:

●
Historical Grant Practices. Over the last three fiscal years, we granted equity awards representing a total of 1,690,941 shares.  Our three-year average burn rate is 1.8%, which is below the three-year average industry guideline of 6.64% as recommended by Institutional Share Services (ISS) in the peer group of Semiconductor Equipment GICS (Global Industry Classification Standard) code 4530 for Russell 3000 companies. We obtained the “burn rate” for each fiscal year by measuring the number of equity awards granted in a fiscal year divided by the common shares outstanding as of the end of the fiscal year. We then determine the average of last three fiscal years to determine the “average burn rate.”

●
Forecasted Grant Practices.  We currently forecast that equity awards covering approximately 2,213,228 under the 2007 Plan will be sufficient to help us achieve our goals of attracting, motivating and retaining our employees and other service providers over the next three fiscal years; however, future circumstances and business needs may dictate a different result.  This number is equal to 6.9% of our common stock outstanding as of February 28, 2013.  We also anticipate cancellation or forfeiture of awards covering approximately 49,000 shares over this period, based on our historic rates.  If our expectation for cancellations is accurate, our net grants (grants less cancellations) over the next three-year period would be approximately 1.6 million shares, or approximately 5.1% of our common stock outstanding as of March 25, 2013.  The proposed share reserve under the 2007 Plan would increase the number of available shares from 213,228 to 2,213,228.

●
Awards Outstanding Under Existing Grants.  As of February 28, 2013, we had awards of 2,545,862 options outstanding with an average remaining term of 2.6 years and a weighted average exercise price of $3.41 and 238,723 unvested restricted shares outstanding, which collectively represent approximately 8.6% of our outstanding shares.  This is referred to as our “overhang”, and helps to measure the potential dilution to which our existing stockholders are exposed due to the equity awards held by our executives, directors and employees.

Our executive officers and directors have an interest in the approval of the 2007 Plan because they are eligible for awards under the 2007 Plan.

Key Features of the 2007 Plan:

●	An independent committee of the Board of Directors administers the plan;

●	Awards may not be granted later than 10 years from the Effective Date;

●	Awards may be stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, deferred compensation awards and other stock-based awards;

●	Stock options and stock appreciation rights may not be repriced without stockholder approval;

●	Stock options and stock appreciation rights may not be granted below fair market value;

●	Awards other than stock options and stock appreciation rights will be charged against the 2007 Plan share reserve at the rate of 1.5 shares for each share actually granted;

●	Shares tendered in payment of a stock option, shares withheld for taxes and shares repurchased by the Company using stock option proceeds will not be available again for grant;

●	The 2007 Plan reserve also will be reduced by the full amount of shares granted as stock appreciation rights, regardless of the number of shares upon which payment is made;

●	The 2007 Plan includes reasonable limits as to the maximum number of awards that could be granted in each fiscal year of the Company to non-employee directors; and

●	The Company’s policy has been to make all full-time employees eligible to receive stock options.

Effect of the Proposal

Our Board of Directors believes that approval of the amendment and restatement of the 2007 Plan will enable us to continue to use the 2007 Plan to achieve employee performance, recruiting, retention and incentive goals. As of February 28, 2013, 213,228 shares were available for grant under the 2007 Plan. If stockholders approve the amendment and restatement of the 2007 Plan, the number of shares authorized and available for issuance under the 2007 Plan will be 2,213,228 shares.

If the stockholders do not approve the amendments to 2007 Plan, we will not able to use the 2007 Plan to issue new awards, which would threaten our ability to attract and retain the best possible employee candidates.

Recommendation

Accordingly, the Board of Directors believes approval of the amendments to the 2007 Plan is in the best interests of the Company and its stockholders and recommends a vote FOR the approval of the amendments to the 2007 Plan.

Summary of the 2007 Plan

The following is a summary of the material terms of the 2007 Plan. It is qualified in its entirety by the specific language of the 2007 Plan, a copy of which is available to any stockholder upon request.

General

The 2007 Plan provides for the grant of incentive and nonstatutory stock options as well as stock appreciation rights, restricted stock, restricted stock units, performance units and shares, deferred compensation awards and other stock-based awards. Incentive stock options granted under the 2007 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonstatutory stock options granted under the 2007 Plan are not intended to qualify as incentive stock options under the Code. The Company presently intends to grant nonstatutory stock options and restricted stock units under the 2007 Plan.

Purpose

The purpose of the 2007 Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract and retain persons eligible to receive options under the 2007 Plan and by motivating such persons to contribute to the growth and profitability of the Company.

Administration

The 2007 Plan is administered by the Board of Directors and its designees. The Board has the power to construe and interpret the 2007 Plan and, subject to the provisions of the 2007 Plan, to determine the persons to whom and the dates on which awards will be granted, the number of shares to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration to be paid upon exercise of an award, and other terms of the award. However, any discretionary grants to non-employee directors shall only be made by a committee of outside directors. The Board of Directors is also authorized to delegate other aspects of administration of the 2007 Plan to a committee of outside directors. The Board of Directors has delegated administration of the 2007 Plan to the Compensation Committee of the Board of Directors. As used herein with respect to the 2007 Plan, the “Board” refers to the Compensation Committee as well as to the Board of Directors.

Stock Subject to the 2007 Plan

As of February 28, 2013, the maximum aggregate number of shares reserved for issuance under the 2007 Plan is 7,100,000 shares of our Common Stock (which will increase by an additional 2,000,000 shares to 9,100,000 shares if  the amendment and restatement of the 2007 Plan is approved by the Company’s stockholders). Of the total shares currently reserved under the 2007 Plan, 2,545,862 shares were subject to outstanding options, 238,723 shares were subject to outstanding restricted stock awards and 213,228 shares were available for future grants as of February 28, 2013. If awards granted under the 2007 Plan expire, are cancelled or otherwise terminate without being exercised, the shares of Common Stock subject to such expired, cancelled or terminated awards will then be available for grant under the 2007 Plan.

Shares subject to stock options and stock appreciation rights will be charged against the 2007 Plan share reserve on the basis of one (1) share for each one (1) share granted. All other types of awards will be charged against the 2007 Plan share reserve on the basis of one and a half (1.5) shares for each one (1) share granted. Any shares returned to the reserve as described above will be returned and may become available for future grant on the same basis as they are charged.  With respect to the exercise of stock appreciation rights, the gross number of shares covered by the portion of the exercised award will cease to be available under the 2007 Plan. Shares used to pay the tax and/or exercise price of an award will not become available for future grant or sale under the 2007 Plan. Payment of cash rather than shares pursuant to an award will not result in reducing the number of shares available for issuance under the 2007 Plan.

Eligibility

Awards other than incentive stock options generally may be granted only to employees, directors and consultants of the Company, or certain related entities or designated affiliates. An incentive stock option can only be granted to a person who, on the effective date of grant, is an employee of the Company, a parent corporation or a subsidiary corporation. As of February 28, 2013, approximately 900 persons (all full time employees of the Company, and the non-employee directors) would have been eligible to receive grants under the 2007 Plan. While consultants are eligible to participate pursuant to the terms of the 2007 Plan, the Company does not generally make equity grants to its consultants.

No incentive stock options may be granted under the 2007 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company, or any of its parent or subsidiary corporations, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed 5 years from the date of grant. The aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options granted under the 2007 Plan are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its parent and subsidiary corporations) may not exceed $100,000.

Options and Stock Appreciation Rights

The following is a description of the general terms of options and stock appreciation rights under the 2007 Plan. Individual grants may have terms that differ from those described below.

Exercise Price; Payment. The exercise price of incentive stock options under the 2007 Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory stock options and stock appreciation rights may not be less than the fair market value of the stock subject to the award on the date of the option grant. On February 28, 2013, the closing price of the Company’s Common Stock as reported on the Nasdaq National Market was $2.85 per share. The exercise price of options granted under the 2007 Plan must be paid: (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership of shares of Common Stock of the Company owned by the optionee having a fair market value not less than the exercise price, (iii) for optionees who are employees but not executive officers, in the Company’s sole and absolute discretion, by delivery of a promissory note, (iv) in any other form of legal consideration acceptable to the Board, or (v) any combination of the above.

No Repricing. The 2007 Plan does not permit the Company, without prior stockholder approval, to either cancel outstanding options or stock appreciation rights in exchange for new awards with a lower exercise price or amend outstanding options or stock appreciation rights to reduce the exercise price.

Exercise. Options and stock appreciation rights granted under the 2007 Plan may become exercisable (“vest”) in cumulative increments as determined by the Board provided that the holder’s employment by, or service as a director or consultant to the Company or certain related entities or designated affiliates (“service”) continues from the date of grant until the applicable vesting date. Shares covered by awards granted under the 2007 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an award may be exercised.

Term. The maximum term of options and stock appreciation rights under the 2007 Plan is ten years, except that in certain cases (see “Eligibility” above) the maximum term is five years. The 2007 Plan provides for earlier termination of an award due to the holder’s cessation of service.

Restrictions on Transfer. Incentive stock options granted under the 2007 Plan may not be transferred except by will or by the laws of descent and distribution, and may be exercised during the lifetime of the person to whom the option is granted only by such person. A nonstatutory stock option or stock appreciation right is not transferable in any manner other than (i) by will or by the laws of descent and distribution, (ii) by written designation of a beneficiary taking effect upon the death of the optionee, (iii) by delivering written notice to the Company that the optionee will be gifting to certain family members or other specific entities controlled by or for the benefit of such family members.

Restricted Stock Units

The Board may grant restricted stock units under the 2007 Plan, which represent a right to receive shares of our common stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the company. The Board may grant restricted stock unit awards subject to the attainment of one or more performance goals similar to those described below in connection with performance awards, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. A participant will forfeit any restricted stock units which have not vested prior to the participant’s termination of service, unless otherwise provided for by the Board (except if the participant is terminated for cause, in which case the Board may not alter vesting terms). Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the Board may grant restricted stock units that entitle their holders to receive dividend equivalents, which are rights to receive additional restricted stock units for a number of shares whose value is equal to any cash dividends we pay.

Restricted Stock Awards

The Board may grant restricted stock awards under the 2007 Plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase common stock, or in the form of a restricted stock bonus, for which the participant furnishes consideration in the form of services to the company. The Board determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our common stock. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Board specifies, including the attainment of one or more performance goals similar to those described below in connection with performance awards. Shares acquired pursuant to a restricted stock award may not be transferred by the participant until vested. A participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s termination of service, unless otherwise provided for by the Board (except if the participant is terminated for cause, in which case the Board may not alter vesting terms). Participants holding restricted stock will generally have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award.

Performance Units and Performance Shares

Performance units and performance shares may also be granted under the 2007 Plan. These are awards that will result in a payment to a participant only if specified performance goals are achieved during a specified performance period. Performance share awards are denominated in shares of the Common Stock, while performance unit awards are denominated in dollars. In granting a performance share or unit award, the Board establishes the applicable performance goals based on one or more measures of business performance enumerated in the 2007 Plan, and described below. To the extent earned, performance share and unit awards may be settled in cash, shares of our common stock, including restricted stock, or any combination of these. Payments may be made in lump sum or on a deferred basis. If payments are to be made on a deferred basis, the board may provide for the payment of dividend equivalents or interest during the deferral period. Unless otherwise determined by the Board, if a participant’s service terminates due to death or disability prior to completion of the applicable performance period, the final award value is determined at the end of the period on the basis of the performance goals attained during the entire period, but payment is prorated for the portion of the period during which the participant remained in service. Except as otherwise provided by the 2007 Plan, if a participant’s service terminates for any other reason, the participant’s performance shares or units are forfeited.

Performance Goals

Performance awards granted under the 2007 Plan may be in the form of restricted stock awards, restricted stock units, performance units and performance.  The performance awards will be subject to such conditions and the attainment of such performance goals over such periods as the determines in writing and sets forth in a written agreement between the Company and the participant. To the extent the Company wishes to grant performance awards that qualify as “performance-based compensation” with Section 162(m) of the Code is desired, a committee comprised solely of “outside directors” under Section 162(m) shall act with respect to performance awards, and “Board” as used in this section shall mean this committee. These awards may be designated as performance shares or performance units. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more predetermined performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of common stock (including shares of restricted stock) or any combination thereof.

Prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m), the Board will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the company and each subsidiary corporation consolidated with the company for financial reporting purposes, or such division or business unit of the company as may be selected by the Board. The Board, in its discretion, may base performance goals on one or more of the following such measures: sales revenue, gross margin, operating margin, operating income, pre-tax profit, earnings before stock-based compensation expense, interest, taxes, depreciation and amortization, net income, expenses, the market price of our common stock, earnings per share, return on stockholder equity, return on capital, return on net assets, economic value added, market share, customer service, customer satisfaction, safety, total stockholder return, free cash flow, net operating income, operating cash flow, return on investment, employee satisfaction, employee retention, balance of cash, cash equivalents and marketable securities, product development, research and development expenses, completing of an identified special project, completion of a joint venture or other corporate transaction, inventory balance, inventory turnover ratio, or other measures as determined by the Board. The target levels with respect to these performance measures may be expressed on an absolute basis or relative to a standard specified by the Board. The degree of attainment of performance measures will be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any performance award for the same performance period, and, according to criteria established by the Board, excluding the effect (whether positive or negative) of changes in accounting standards or any extraordinary, unusual or nonrecurring item occurring after the establishment of the performance goals applicable to a performance award.

Following completion of the applicable performance period, the Board will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Board retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable on the basis of the performance goals attained to a participant who is a “covered employee” within the meaning of Section 162(m). However, no such reduction may increase the amount paid to any other participant. The Board may make positive or negative adjustments to performance award payments to participants other than covered employees to reflect the participant’s individual job performance or other factors determined by the Board. In its discretion, the Board may provide for the payment to a participant awarded performance shares of dividend equivalents with respect to cash dividends paid on the company’s common stock. The Board may provide for performance award payments in lump sums or installments. If any payment is to be made on a deferred basis, the Board may provide for the payment of dividend equivalents or interest during the deferral period.

Unless otherwise provided by the Board, if a participant’s service terminates due to the participant’s death or disability prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period but will be prorated for the number of months of the participant’s service during the performance period. If a participant’s service terminates prior to completion of the applicable performance period for any other reason, the 2007 Plan provides that, the performance award will be forfeited, unless otherwise provided for by the Board (except if the participant is terminated for cause, in which case the Board may not alter vesting terms). No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.

Deferred Compensation Awards

The 2007 Plan authorizes the Board to establish a deferred compensation award program. If and when implemented, participants designated by the Board who are officers, directors or members of a select group of highly compensated employees may elect to receive, in lieu of compensation otherwise payable in cash or in lieu of cash or shares of common stock issuable upon the exercise or settlement of stock options, stock appreciation rights or performance share or performance unit awards, an award of deferred stock units. Each such stock unit represents a right to receive one share of our common stock at a future date determined in accordance with the participant’s award agreement. Deferred stock units are fully vested upon grant and will be settled by distribution to the participant of a number of whole shares of common stock equal to the number of stock units subject to the award as soon as practicable following the earlier of the date on which the participant’s service terminates or a settlement date elected by the participant at the time of his or her election to receive the deferred stock unit award. Participants are not required to pay any additional consideration in connection with the settlement of deferred stock units. A holder of deferred stock units has no voting rights or other rights as a stockholder until shares of common stock are issued to the participant in settlement of the stock units. However, participants holding deferred stock units will be entitled to receive dividend equivalents with respect to any payment of cash dividends on an equivalent number of shares of common stock. Such dividend equivalents will be credited in the form of additional whole and fractional stock units determined in accordance with a method specified by the Board in the participant’s award agreement. Prior to settlement, deferred stock units may not be assigned or transferred other than by will or the laws of descent and distribution.

Other Stock-Based Awards

The 2007 Plan permits the Board to grant other awards based on the Company’s stock or on dividends on the Company’s stock.

Effect of Certain Corporate Events

In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments will be made in the number and class of shares subject to the 2007 Plan and to any outstanding awards, in the Section 162(m) per employee grant limit (see “Federal Income Tax Information—Potential Limitation on Company Deductions,” below), and in the exercise price per share of any outstanding awards. Any fractional share resulting from an adjustment will be rounded down to the nearest whole number, and at no time will the exercise price of any option or stock appreciation right be decreased to an amount less than par value of the stock subject to the award.

Change in Control.  If a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or parent corporation thereof may either assume the Company’s rights and obligations under the outstanding awards or substitute substantially equivalent awards for such corporation’s stock. Awards that are not assumed, replaced or exercised prior to the Change in Control will terminate.

The 2007 Plan defines a “Change in Control” of the Company as any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the event, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the stock of the Company, its successor or the corporation to which the assets of the Company were transferred: (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the Company’s voting stock; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

Duration, Amendment and Termination

The Board may amend or terminate the 2007 Plan at any time. If not earlier terminated, the 2007 Plan will expire in 2017, on the tenth anniversary of the initial stockholder approval of the 2007 Plan.

The Board may also amend the 2007 Plan at any time or from time to time. However, no amendment authorized by the Board will be effective unless approved by the stockholders of the Company if the amendment would: (i) increase the number of shares reserved for options under the 2007 Plan; (ii) change the class of persons eligible to receive incentive stock options; (iii) remove the stockholder approval requirement for options or SAR repricing; or (iv) modify the 2007 Plan in any other way if such modification requires stockholder approval under applicable law, regulation or rule.

Awards Granted to Certain Persons

The 2007 Plan contains annual grant limits intended to permit awards to qualify as “performance based compensation” under Code Section 162(m). Specifically, the maximum number of shares which may be granted or issued, as applicable, pursuant awards intended to qualify as “performance based compensation” under Section 162(m) to any one employee in any fiscal year are as follows:

●	Stock options and stock appreciation rights: No more than 500,000 shares.

●	Restricted stock and restricted stock unit awards having vesting based upon the attainment of performance goals: No more than 300,000 shares.

●	Performance share awards: No more than 300,000 shares for each full fiscal year contained in the performance period of the award.

●	Performance unit awards: No more than $2,000,000 for each full fiscal year contained in the performance period of the award.

The Board will adjust the share limitations in the chart above in the event of any adjustment to the Company’s shares discussed above (under “Effect of Certain Corporate Events”).

Non-Employee Director Award Limitations

The 2007 Plan limits the number of shares subject to awards issued to a non-employee director in any fiscal year to 100,000. Any awards granted to an individual while he or she was an employee or consultant but not a non-employee director will not count for purposes of this limitation. The Board will adjust these share limitations in the event of any adjustment to the Company’s shares discussed above (under “Effect of Certain Corporate Events”).

Federal Income Tax Information

Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option. Optionees who do not dispose of their shares for two years following the date the incentive stock option was granted or within one year following the exercise of the option will normally recognize a long-term capital gain or loss upon the disposition of their shares equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies both such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares either within two years after the date of grant or within one year from the date of exercise (referred to as a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee’s holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options and Stock Appreciation Rights. Nonstatutory stock options and stock appreciation rights have no special tax status. A holder of these awards generally does not recognize taxable income as the result of the grant of such award. Upon exercise of a nonstatutory stock option or stock appreciation right, the holder normally recognizes ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the exercise date. If the holder is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option or stock appreciation right, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the holding period of the shares is more than 12 months. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option or stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or stock appreciation right or the sale of the stock acquired pursuant to such grant.

Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the “determination date.” The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Performance and Restricted Stock Unit Awards. A participant generally will recognize no income upon the receipt of a performance share, performance unit or restricted stock unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any substantially vested shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above (see discussion under “Restricted Stock”). Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the “determination date” (as defined above under “Restricted Stock”), will be taxed as capital gain or loss. The company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Deferred Compensation Awards. A participant generally will recognize no income upon the receipt of deferred compensation awards. Upon the settlement of the awards, the participant normally will recognize ordinary income in the year of settlement in an amount equal to the fair market value of the shares received. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the date they are transferred to the participant, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

Section 409A.  Section 409A of the Code provides certain new requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2007 Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Potential Limitation on Company Deductions. The Company generally will be entitled to a tax deduction in connection with an award under the 2007 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include (among others): (i) the 2007 Plan contains a per-employee limitation on the number of shares for which options or stock appreciation rights may be granted during a specified period, (ii) the per-employee limitation is approved by the stockholders, (iii) the option is granted by a Compensation Committee comprised solely of “outside directors” (as defined in Section 162(m)) and (iv) the exercise price of the option or right is no less than the fair market value of the stock on the date of grant. The 2007 Plan has been designed to permit (but not require) the Administrator to grant awards are intended to qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

Other Tax Consequences. The foregoing discussion is intended to be a general summary only of the federal income tax aspects of awards granted under the 2007 Plan; tax consequences may vary depending on the particular circumstances at hand. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable. Participants in the 2007 Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

Number of Awards Granted to Employees and Directors

The number of awards that an employee, director or consultant may receive under the 2007 Plan is in the discretion of the Board and therefore cannot be determined in advance.  The following table sets forth  (i) the aggregate number of shares subject to awards granted under the 2007 Plan during the last fiscal year, (ii) the average per share exercise price of such options, (iii) the aggregate number of shares issued pursuant to awards of restricted stock issued under 2007 Plan during the last fiscal year, and (iv) the dollar value of such shares based on $2.81 per share, which is the price per share as of December 31, 2012, the end of the company’s last fiscal year.

Name of Individual or Group	Number of Options Granted	Average Per Share Exercise Price	Number of Shares subject to Restricted Stock Awards	Dollar Value of Shares subject to Restricted Stock Awards
Morris S. Young	108,000	$2.91	36,000	$101,160
Raymond A. Low	24,000	$2.91	8,000	$22,480
Davis Zhang	84,000	$2.91	28,000	$78,680
Robert Ochrym	33,000	$2.91	11,000	$30,910
All executive officers, as a group	249,000	$2.91	83,000	$233,230
All directors who are not executive officers, as a group	—	$—	30,768	$58,358
All employees who are not executive officers, as a group	343,000	$3.61	—	$—

Required Vote and Board of Directors Recommendation

The affirmative vote of the holders of a majority of the shares of the company common stock present in person or represented by proxy and voting on the matter is required to approve the amendment and restatement of the 2007 Equity Incentive Plan. Unless marked to the contrary, proxies received will be voted “FOR” approval of 2007 Equity Incentive Plan and its material terms.

The Board of Directors recommends a vote “FOR” the amendment and restatement of our 2007 Equity Incentive Plan.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Burr Pilger Mayer, Inc. as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2013. Burr Pilger Mayer, Inc. has acted in such capacity since its appointment in fiscal year 2004. A representative of Burr Pilger Mayer, Inc. is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

The following table sets forth the aggregate fees billed to us for the fiscal years ended December 31, 2012 and 2011 by Burr Pilger Mayer, Inc.:

	Fiscal 2012	Fiscal 2011
Audit Fees (1)	$680,905	$672,230
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees (2)	$—	$11,245

(1)
Audit fees represent fees for professional services provided in connection with the audit of our annual consolidated financial statements, review of our quarterly condensed consolidated financial statements and services that are normally provided by Burr Pilger Mayer, Inc. in connection with statutory and regulatory filings or engagements.

(2)
All other fees represent fees for professional services provided in connection with the review of a registration statement on Form S-3 and its amendment filed with the Securities and Exchange Commission on July 27, 2012 and August 22, 2012, respectively.

Review of Auditor Independence

The Audit Committee has determined that none of the services rendered by Burr Pilger Mayer, Inc. is incompatible with maintaining Burr Pilger Mayer, Inc.’s independence as our independent registered public accounting firm.

Pre-approval of Audit Fees

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee meets at least quarterly with our management and representatives of our independent registered public accounting firm to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements, review the adequacy of accounting and financial controls, review our critical accounting policies, and review and approve any related party transactions. The Audit Committee meets separately, at least once each quarter, with the independent registered public accounting firm and with the Chief Executive Officer. We maintain procedures for the receipt, retention, and handling of complaints, including complaints made anonymously, which the Audit Committee oversees.

Vote Required and Board of Directors Recommendation

Although ratification by stockholders is not required by law, the Board has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding its selection, the Board, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Board believes that such a change would be in our best interests and those of our stockholders. If the stockholders do not ratify the appointment of Burr Pilger Mayer, Inc. the Board may reconsider its selection.

The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders, at which a quorum representing at least a majority of all outstanding shares of our common stock is present and voting, either in person or by proxy, will be required to ratify the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

 AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that AXT specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

The Audit Committee oversees our financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Our independent registered public accounting firm, Burr Pilger Mayer, Inc. is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles. The Audit Committee has met with Burr Pilger Mayer, Inc., with and without management present, to discuss the overall scope of Burr Pilger Mayer, Inc.’s audit, the results of its examinations and the overall quality of our financial reporting.

The Audit Committee consists of four directors each of whom, in the judgment of the Board, is an “independent director” as defined in the listing standards for The Nasdaq Stock Market. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors. A copy of this charter is posted under the “Investors” section on our website at www.axt.com.

We have an internal audit function that reports directly to the Audit Committee. The Audit Committee reviews and approves the internal audit plan once a year and receives periodic updates of internal audit activity in meetings held at least quarterly throughout the year. Updates include discussion of audit project results, quarterly assessment of internal controls and risks of fraud.

The Audit Committee has discussed and reviewed the audited financial statements with management, and has discussed and reviewed with our independent registered public accounting firm all matters required to be discussed by the statement  on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received from Burr Pilger Mayer, Inc. the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent public accounting firm’s communications with the Audit Committee concerning independence, discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence, and satisfied itself as to the independent registered public accounting firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

AUDIT COMMITTEE

Leonard J. LeBlanc, Chair David C. Chang Jesse Chen Nai-Yu Pai

EXECUTIVE OFFICERS

The following sets forth information regarding our non-director executive officers.  Information regarding Dr. Morris Young, our Chief Executive Officer, is set forth under Proposal No. 1 Election of Directors.

Davis Zhang co-founded AXT in 1986. He was appointed as our President of China Operations on October 26, 2009.  He was our president, joint venture operations, and had served as senior vice president, production from January 1994 until August 1999, as president of the substrate division from August 1999 to 2003 and as senior vice president of production from 2003 to October 2009. From 1987 to 1993, Mr. Zhang served as our senior production manager. Mr. Zhang studied mechanical engineering at Communication University, Beijing, China.

Raymond A. Low was appointed as our Chief Financial Officer on October 26, 2009. Mr. Low joined AXT as corporate controller in February 2005 and was promoted to Vice President, Corporate Controller in July 2006, and to acting chief financial officer in August 2009. From June 2004 to February 2005, Mr. Low was an independent consultant on a Sarbanes-Oxley assignment. From May 2002 to June 2004, Mr. Low was corporate controller of Therasense, Inc. (now Abbott Laboratories), a publicly traded manufacturer of blood glucose monitors. From April 2000 to May 2002, Mr. Low was corporate controller of RStar Networks Inc, a publicly traded internet service provider. From April 1998 to April 2000, Mr. Low was director of accounting for AT&T. Mr. Low spent three years in public accounting with BDO Seidman in San Francisco, and three years in public accounting with Deloitte & Touche in South Africa. Mr. Low is a California certified public accountant, and a member of the California Society of CPAs. Mr. Low is a past member of the chartered institute of management accountants in the United Kingdom. Mr. Low has an M.B.A. degree from Chadwick University, Alabama, a Bachelor of Accounting Science Honors degree from the University of South Africa, and a Bachelor of Commerce degree from Rhodes University, South Africa.

Robert G. Ochrym was appointed as our Vice President, Business Development, Strategic Sales and Marketing on October 26, 2009. Mr. Ochrym joined AXT as Vice President, Business Development in June 2005. From 2003 to May 2005, Mr. Ochrym was national sales manager at Aixtron, Inc., where he was responsible for North American sales and marketing functions. From 1973 to 2003, Mr. Ochrym held various positions in sales and marketing, business development and product management at Uniroyal Optoelectronics, Northrop Grumman and Rhone-Poulenc, and had extensive involvement with rare earths and gallium businesses. Mr. Ochrym has a B.A. degree in Biology from Le Moyne College in Syracuse, New York.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

Overview of Compensation Programs and Philosophy

Our philosophy is to provide a total compensation package that is competitive with the prevailing practices for our industry and markets. We believe that there should be a strong link between pay and performance, both at the Company level and the individual level. Although we believe that exceptional individual performance should be rewarded, we believe that such rewards should not be made unless there has been strong Company performance as well as strong individual performance.

Our compensation programs are intended to assure that our compensation and benefits policies attract, motivate and retain the key employees necessary to support our operations and our strategic growth. To meet these objectives, we have adopted the following overriding policies:

●	Pay total compensation that is competitive with the practices of other companies of similar size and in similar industries;

●
Use total cash compensation (salary plus annual cash bonus, payable quarterly) to recognize appropriately each individual officer’s scope of responsibility, role in the organization, experience and contributions;

●	Reward performance by:

●
providing short-term bonus compensation by establishing a bonus plan to reward achievement at specified levels of financial and individual performance, with a significant portion of each executive’s goals related to key financial measures, including company-specific measures comprising achievement of targeted revenue, gross profit and operating expense levels, all being line items upon which executive officer performance can have a significant impact and that can show beneficial financial performance improvement and therefore value to stockholders, and a significant portion being goals specific to each individual executive officer that represent an improvement over such officer’s performance in the prior fiscal year; and

●
providing long-term incentives in the form of stock options and restricted stock awards, in order to retain those individuals with the leadership abilities necessary for increasing long-term stockholder value while aligning the interests of our officers with those of our stockholders.

On May 15, 2012, we held a stockholder advisory vote on the compensation of our named executive officers, commonly referred to as a say-on-pay vote.  Our stockholders approved the compensation of our named executive officers, with over 97.1% of the votes cast in favor of our say-on-pay resolution.  As we evaluated our compensation practices throughout fiscal 2012, we were mindful of the strong support our stockholders expressed for our philosophy of linking compensation to performance.  As a result, our Compensation Committee decided to retain our general approach to executive compensation.  Moreover, in determining how often to hold a stockholder advisory vote on executive compensation, our Board took into account our stockholders’ preference for an annual vote at our 2011 annual meeting of stockholders.  Specifically, the Board determined that we will hold an annual advisory stockholder vote on our named executive officer compensation until our next say-on-pay frequency vote, which will be our 2014 annual meeting of stockholders.

Components of Our Compensation Program

There are five major elements that comprise our executive officer compensation programs: (i) base salary; (ii) annual cash bonus, payable quarterly; (iii) long-term incentives, such as stock options and restricted stock awards; (iv) retirement benefits provided under a 401(k) plan; and (v)  perquisites and benefit programs that are generally available to all of our employees. In addition, we provide certain benefits to U.S. employees who spend a significant amount of their time in our Beijing facilities. We have selected these elements because each is considered useful and/or necessary to meet one or more of the principal objectives of our compensation policy. For instance, base salary and bonus target percentages are set with the goal of attracting and retaining employees, adequately compensating them on a day-to-day basis for the time spent and the services they perform, and rewarding them for achievement at specified levels of financial and individual performance. Our stock option grants and restricted stock awards are intended to provide an incentive and reward for the achievement of long-term business objectives, including achievement of our financial goals, our growth, and retaining key employees. We believe that these elements of compensation, when combined, are effective, and will continue to be effective, in achieving the objectives of our compensation programs.

These policies were established by our Compensation Committee (the “Committee”) in setting executive officer compensation, including the assessment of the appropriate allocation between current cash compensation, short-term bonus compensation, and long-term compensation. Other considerations include our business objectives, competitive practices and trends, and regulatory requirements.

Oversight of Executive Compensation and Role of Management

Our executive compensation program is overseen and administered by the Committee, which is comprised entirely of independent directors as determined in accordance with various Nasdaq, Securities and Exchange Commission and Internal Revenue Code rules. The Committee operates under a written charter adopted by our Board. A copy of the charter is available under the “Investors” section on our website at www.axt.com.

During fiscal 2011, the Committee met regularly with our Chief Executive Officer, Dr. Young, to obtain recommendations with respect to Company compensation programs, practices and packages for executives, other employees and directors. Dr. Young made recommendations to the Committee on the base salary, bonus targets and equity compensation for the executive team and other employees for fiscal 2012 compensation. The Committee considers, but is not bound by and does not always accept, Dr. Young’s recommendations with respect to executive compensation. For fiscal 2012, the Committee determined that Dr. Young was well placed to know what would motivate his team financially, both in terms of long-term and short-term compensation.

Dr. Young attended most of the Committee’s meetings, but the Committee also regularly held executive sessions not attended by any members of management or non-independent directors. The Committee discussed Dr. Young’s compensation package with him, but made decisions with respect to Dr. Young’s compensation without him present. The Committee has not delegated any of its authority with respect to the compensation of executive officers.

The Committee reviews the compensation programs applicable to executive officers on an annual basis, other than deferred compensation and retirement benefits, which are reviewed from time to time to ensure that benefit levels remain competitive but are not included in the annual determination of an executive’s compensation package. In setting compensation levels for a particular executive, the Committee takes into consideration the proposed compensation package as a whole and each element individually, as well as the executive’s past and expected future contributions to our business.

Reliance on Compensation Consultants

The Committee has the authority to engage its own independent advisors to assist in carrying out its responsibility and during 2011, the Committee retained a compensation consultant to assist in evaluating our executive officer compensation policies and our overall levels of executive compensation for fiscal 2011. With respect to the elements of executive officer compensation, and in particular the allocation of such compensation among current cash compensation, short-term bonus compensation, and long-term equity compensation, for fiscal 2012 compensation, the Committee retained Compensia, an independent compensation consulting firm to review our executive compensation practices, and aid us in developing a set of executive compensation guiding principles that provide the framework for our compensation programs. In 2011, Compensia reviewed for the Committee the emerging trends and best practices among similarly-situated companies, including pay-for-performance orientation, cash compensation, equity compensation, stock ownership guidelines, employment and change of control agreements, and other matters important for the Committee to review in connection with setting fiscal 2012 executive compensation.

Compensia advised the Committee on all of the principal aspects of executive compensation, including base salaries and annual and long-term incentives. Compensia reported on its evaluation of the competitiveness of our current executive officer compensation program as compared to peer companies, and advised on recommendations for changes in the current executive compensation program. Compensia provided market information about the competitive framework for executive pay and performance benchmarking followed by Compensia in its evaluation of our executive officer compensation programs, including current equity compensation trends and developments. Compensia provided information concerning equity compensation alternatives that could be considered by the Committee, the considerations raised by each alternative, and suggested possible long-term performance-based compensation, the possible terms of long-term incentive awards, and the benefits and risks of equity programs consisting of option grants, grants of restricted stock, or performance shares, or some combination of each. Compensia provided initial parameters of an equity strategy framework that the Committee continues to consider for future implementation.

Representatives of Compensia communicated with the chair of the Committee outside of meetings with the Committee. Compensia reported to the Committee rather than to management, although the consultant met with management from time to time for purposes of gathering information. Compensia did not perform services for the Company other than for the Compensation Committee. Based on the consideration of the various factors as set forth in the rules of the Nasdaq Global Select Market, the compensation committee does not believe that its relationship with Compensia and the work of Compensia on behalf of the compensation committee has raised any conflict of interest.

Compensation Benchmarking

In October 2011, in order to determine each officer’s target total annual cash compensation (salary and bonuses) for fiscal 2012, the Committee reviewed compensation information from a group of 14 companies identified by Compensia, with input from our management, and included companies with a similar market capitalization to ours, similar annual revenues, and who come from high-technology industries in which we compete for executive officer employees. The peer group consisted of the following companies:

Advanced Analogic Technologies, Inc.
Alliance Fiber Optic Products, Inc.
Emcore
GSI Technology
Integrated Silicon Solution, Inc.
Kopin Corp.
Mindspeeds Technologies
Nanometrics Incorporated
Oclaro
Oplink Communications, Inc.
Pericom Semiconductor
QuickLogic Corp.
Sycamore Networks
Zhone Technologies

Data on the compensation practices of the above-mentioned peer group was gathered by Compensia in 2011 through searches of publicly available information, including publicly available databases. The Committee relied upon Compensia to benchmark target cash compensation levels against the above peer group. Peer group data was gathered by Compensia with respect to base salary, actual total cash compensation, target total cash compensation, annual and long term incentives, actual total direct compensation and target total direct compensation. It does not include deferred compensation benefits or generally available benefits, such as 401(k) plans or health care coverage. In setting executive officer compensation for fiscal 2013, the Committee in 2012 reviewed similar information from a peer group comprising of 12 of the companies listed above (Advanced Analogic Technologies Inc. and Oclaro were removed from the peer group in 2012 in setting executive officer compensation for fiscal 2013 because they were no longer deemed to be appropriate comparables).

Base Salary

To establish executive compensation for fiscal 2012, in October 2011 the Committee reviewed the report of Compensia described above, as well as the recommendations of Dr. Young and the achievement of operating budgets for fiscal 2011, and the goals set in the fiscal 2012 operating plan.

Compensia analyzed compensation payable to our executive officers compared to the peer group, and reported on our existing executive officer compensation arrangements by officer, including base salary, target bonus, total target cash compensation, vested and unvested stock options, equity ownership and percentage ownership. Compensia reviewed the cash compensation levels and performance relative to competitive practices.

Based on the information provided by Compensia, the Committee found that on average, our target total direct compensation falls between the 50th and 60th percentile of our market peers.  The Committee’s goal was to target base pay for each executive officer at the 50th percentile among the peer group.

For fiscal 2012, the Committee considered other factors such as the Company’s financial situation, job performance, skill set, prior experience, the executive’s time in his position and/or with us, internal consistency regarding pay levels for similar positions or skill levels within the Company, external pressures to attract and retain key executives, and market conditions generally. The Committee also considered our commitment to controlling fixed costs in order to maintain profitability.

In setting Dr. Young’s salary, target bonus and stock option grant, the Committee relied on market-competitive pay data and the strong belief that the Chief Executive Officer significantly and directly influences our overall performance. The Committee also took into consideration the overall compensation policies discussed above.  The fiscal 2012 base salaries for our Named Executive Officers were as follows:

Fiscal 2012 Base Salary
Morris S. Young, Chief Executive Officer	$375,000
Raymond A. Low, Chief Financial Officer and Corporate Secretary	$247,500
Davis Zhang, President China Operations	$300,000
Robert G. Ochrym, Vice President Business Development, Strategic Sales and Marketing	$241,500

For Fiscal 2013, based on the similar factors considered for fiscal 2012, the Committee determined the base salaries of each of the named executive officers will remain unchanged from fiscal 2012.

Key Executive Bonus Plan

We maintain an annual incentive bonus program for key executive officers to encourage and award achievement of our business goals and to assist us in attracting and retaining executives by offering an opportunity to earn a competitive level of compensation (the “Bonus Plan”). Based on these and the objectives described above, the form of the Bonus Plan was initially approved by the Committee for fiscal 2006.  Thereafter, the Committee has extended operation of the Bonus Plan for fiscal years 2007 to 2013, with revised metrics to reflect the revisions in the operating plans for each fiscal year.

In adopting the Bonus Plan, the Committee confirmed that its philosophy was to use total cash compensation (salary plus annual cash bonus) to recognize appropriately each individual officer’s scope of responsibility, role in the organization, experience and contributions. Although the Committee did not commission a third-party survey when first implementing the Bonus Plan in fiscal 2006, Compensia reviewed the terms of the Bonus Plan and considered the target and actual payments under the Bonus Plan in its evaluation of our executive officer compensation. The Committee did not commission third-party surveys when implementing the Bonus Plans for 2007 to 2013, but reviewed compensation information from peer groups identified by Compensia.

Cash bonuses are paid quarterly under the Bonus Plan in order to motivate the achievement of our business goals, and are based in part upon achievement of Company financial measures and in part upon individual performance metrics established for each executive officer, including both financial and operating metrics. The Committee designed the Bonus Plan to reward achievement at specified levels of financial and individual performance, with a significant portion of each executive’s goals related to key financial measures. For fiscal 2012, the cash flow element of the Bonus Plan was to be measured only once at the end of the year, hence the cash flow bonus would only be paid once a year, if such goal was attained, at the end of the year.

For fiscal 2012, the shared financial goals applicable to all executive officers under the Bonus Plan included achievement of predetermined revenues, gross profit, operating expense levels, net income, and cash flow, with 80% of the total target bonus based upon achievement of these shared financial goals.  Achievement of target revenue represented 10%, achievement of target gross profit represented 10%, achievement of target operating expenses represented 10%, and achievement of net income represented 40%, and achievement of cash flow represented 10% of the total corporate objectives. The target Company metrics represent a stretch from the operating plan before bonuses can be earned. We use revenue, gross profit, operating expense levels, net income, and cash flow because these five operational metrics focus the executive officer team on overall business growth and profitability, provide direct “line-of-sight” between decisions and outcomes and are key factors that influence our financial results, and thus stockholder value. We exclude certain estimated share-based compensation expense from the calculation. We believe that this pro forma metric, rather than GAAP-based metrics, enable evaluation of operating results on a consistent and comparable basis. The maximum bonus payable to any executive officer under the 2012 Bonus Plan was 120% of the target bonus established for such executive officer.

The remaining 20% of the target bonus was based upon achievement of individual goals and achievement of specific tasks applicable to the individual executive officer, varied by executive officer, and measured subjectively by our Chief Executive Officer for each quarter, and the achievement of individual goals and achievement of specific tasks applicable to the Chief Executive Officer for each quarter, measured subjectively by the Committee, were approved by the Committee.

The Committee does not have discretion to increase bonuses under the Bonus Plan, but retains the discretion to decrease bonuses paid even if the performance goals are achieved, although the Committee has not in the past utilized such discretion. Bonuses are payable in cash; we do not maintain any program that allows an executive to defer any portion of his salary or bonus, and we do not maintain a deferred compensation plan.

The performance goals and their respective weightings were altered from fiscal years prior to 2006 in order to better align bonus compensation and goals for our executives with the achievement of Company performance, to more adequately base such performance on achievement of Company financial success, to streamline administration of the plan, and to better reflect the executives’ roles. For instance, the Committee determined that the shared financial goals of achievement of revenues, gross profit and operating expense levels were all line items upon which executive performance can have a significant impact and that can show beneficial financial performance improvement and therefore value to stockholders. The Committee discussed whether established measures should result in partial bonus payments to executives even if financial performance was not improved from the prior year, and determined to establish a plan that would not reward performance on one of the established metrics if performance of such metric did not represent an improvement from the prior year’s performance.

In December 2011, the Committee set the bonus formula and performance goals that were used to determine bonuses, if any, under the Bonus Plan for fiscal 2012. The fiscal 2012 target bonuses were as follows:

Named Executive Officer	Amount	Percentage of Salary of Fiscal 2012 Target Bonus
Morris S. Young	$281,250	75.0%
Raymond A. Low	$111,375	45.0%
Davis Zhang	$150,000	50.0%
Robert G. Ochrym	$108,675	45.0%

In fiscal 2012, we, on average, did not exceed performance targets specified for fiscal 2012 for revenue, and gross profit, but maintained operating expense levels and attained the cash flow goal, and our named executive officers did not meet all individual metrics. Executive officers achieved approximately 53.6% of the maximum total target bonus amounts, based on Company and individual performance in fiscal 2012. The Committee evaluated achievement of individual targets for the executive officers and assigned appropriate multipliers based on such achievement quarterly. Bonuses were paid quarterly, with the final bonus payment made following the end of fiscal 2012 in March of 2013. For fiscal 2012, the cash flow element of the Bonus Plan was to be measured only once at the end of the year, hence the cash flow bonus would only be paid once a year, if such goal was attained, at the end of the year. For fiscal 2012, we attained the cash flow goal, and this bonus element was included in the final bonus payment made following the end of fiscal 2012 in March of 2013.

Actual bonuses paid to our named executive officers under the Bonus Plan for fiscal 2012 were:

Named Executive Officer	Amount	Percentage of Salary Earned in Fiscal 2012
Morris S. Young	$157,388	42.0%
Raymond A. Low	$54,514	22.0%
Davis Zhang	$83,017	27.7%
Robert G. Ochrym	$54,150	22.4%

Determination of Target Bonus Amounts for Fiscal 2013

The Committee relied upon Compensia to benchmark target corporate targets and individual targets against the abovementioned peer group. Peer group data was gathered by Compensia with respect to base salary, actual total cash compensation, target total cash compensation, annual and long term incentives, actual total direct compensation and target total direct compensation.

For fiscal 2013, the Corporate Targets were weighted 10% for each of the total revenue target, gross profit target and operating expense target, and 40% for the net income target, for a total of 70% of the total, and achievement of the Individual Targets would represent 30% of the total bonus. In December 2012, the Committee set the target bonus for the Named Executive Officers as follows:

Named Executive Officer	Percentage of Salary of Fiscal 2013 Target Bonus
Morris S. Young	75%
Raymond A. Low	45%
Davis Zhang	50%
Robert G. Ochrym	45%

Other Bonuses

From time to time, the Chief Executive Officer may award management bonuses to certain of our named executive officers outside of the Key Executive Bonus Plan, specifically for sales related management performance.  On December 20, 2012, our Chief Executive Officer approved a sales target bonus for fiscal 2013 for Mr. Robert Ochrym in the amount of $40,000 if he achieves designated goals in our wireless product line revenue by the end of fiscal 2013. The designated goals include 1) increasing our wireless product line revenue by at least 8% in dollar amounts for 2013 over 2012, with a maximum of 20%, 2) establishing at least one new major customer from a list of new customers identified by the Chief Executive Officer. Failure to establish at least one new major customer from the list of new customers identified by the Chief Executive Officer will result in a 20% reduction of overall bonus. In the event the percentage achieved in 1) above is greater than 20%, the additional percentage points increase over 20% will be credited towards the 2014 target. . In the event the percentage achieved in 1) above is less than 20%, the deficit percentage points below 20% will be added towards Mr. Ochrym’s 2014 target percentage.

Long-Term Incentive Compensation

Historically we have provided long-term incentive compensation through grants of stock options and restricted stock awards that generally vest over multiple years. Our equity compensation program is intended to align the interests of our officers with those of our stockholders by creating an incentive for our officers to maximize stockholder value. The equity compensation program also is designed to encourage our officers to remain employed with us despite a very competitive labor market. The Committee believes that appropriate equity incentives are critical to attracting and retaining the best employees in the industry, and that stock awards can be an effective tool for meeting our compensation goal of increasing long-term stockholder value by tying the value of the stock awards to our performance in the future.

The number of stock awards the Committee grants to each executive officer and the vesting schedule for each grant is determined based on a variety of factors, including the Committee’s goal to increase the proportion of compensation awarded to executive officers as long-term incentive compensation. We determined that the value of our equity awards has historically been below the 25th percentile of the peer group mentioned above, based on the information provided by Compensia, and so have increased the size of equity awards relative to the increases made in cash compensation.

In its evaluation of fiscal 2012 equity grants, the Committee noted that on average our executive officers continue to have low annual equity values compared to our peer group. Accordingly, the Committee proposed increased grants based on target ownership levels suggested by Compensia. In light of market changes and the importance of employee retention, the Committee considered other types of awards, including restricted stock and performance shares, as a viable means of attracting and retaining key executives.  In 2012, restricted stock awards were also awarded to the executive officers as an additional component of long-term incentive compensation in line with the ownership levels suggested by Compensia.

The Committee grants equity awards to executive officers only at its regularly scheduled quarterly meetings.  All grants of stock options and restricted stock awards or other equity awards to newly-hired employees are also made by the Committee at scheduled meetings, unless the Board or the Committee determines that unusual circumstances, such as in the case of retention of an executive officer or directors, call for consideration of the grant of awards other than at a regular quarterly meeting, in which case consideration of and action with respect to such awards shall take place at a special meeting and not by unanimous written consent. The Committee has not granted, nor does it intend in the future to grant, equity compensation awards to executives in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement. Similarly, the Committee has not timed, nor does it intend in the future to time, the release of material nonpublic information based on equity award grant dates. Also, because equity compensation awards typically vest over a three- or four-year period, the value to recipients of any immediate increase in the price of our stock following a grant will be attenuated.

All equity awards approved during scheduled meetings become effective and are priced as of the second trading day after the earning release for the quarter in which the grants were approved, provided that if public announcement of material information is anticipated, the Grant Date may be deferred at the discretion of the Board or Committee until the second trading day after release of such information. Except as otherwise provided in the stock option plan with respect to grants of incentive stock options (including tandem stock appreciation rights in conjunction with such options) to certain large stockholders, the exercise price of all options and stock appreciation rights granted at regular quarterly meetings shall be the closing price of our common stock on the Grant Date, as reported by the Nasdaq Global Select Market.

Retirement Benefits under the 401(k) Plan, Executive Perquisites and Generally Available Benefit Programs

We do not maintain a non-qualified deferred compensation plan, other than our AXT, Inc. Employee Savings and Retirement Plan (the “401(k) Plan”). The tax-qualified 401(k) Plan provides for broad-based employee participation. Under the 401(k) Plan, all of our employees are eligible to receive matching contributions from us that are subject to vesting over time. We also make an annual “reconciling match” designed to more evenly determine the amount of matching contributions that eligible employees receive. This reconciling match works by recalculating the regular matching contribution as if it were paid on an annualized, instead of payroll-by-payroll, basis. If the annualized matching contribution would have been higher, we contribute a matching contribution equal to the difference between the two. We do not provide defined benefit pension plans or defined contribution retirement plans to our executives or other employees other than the 401(k) Plan.

We also offer a number of other benefits to the named executive officers pursuant to benefit programs that provide for broad-based employee participation. These benefits programs include medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, business travel insurance, income protection, wellness programs, relocation/expatriate programs and services, educational assistance, employee assistance and certain other benefits.

Executive officers are eligible to receive health care coverage that is generally available to other employees. In addition, expatriate employees at the level of director and above receive additional time off in addition to the vacation time typically provided to other employees.

The 401(k) Plan and other generally available benefit programs allow us to remain competitive for key employees, and we believe that the availability of the benefit programs generally enhances employee productivity and loyalty. The main objectives of our benefits programs are to give our employees access to quality healthcare, financial protection from unforeseen events, assistance in achieving retirement financial goals, enhanced health and productivity and to provide support for global workforce mobility, in full compliance with applicable legal requirements. These generally available benefits typically do not specifically factor into decisions regarding an individual executive’s total compensation or equity award package.

We evaluate the competitiveness of our 401(k) Plan as related to similar plans of our peer group members by analyzing the dollar value to an employee and the dollar cost to us for the benefits under the applicable plan using a standard population of employees. We analyze changes to our benefits programs in light of the overall objectives of the program, including the effectiveness of the retention and incentive features of such programs and our targeted percentile range.

Stock Ownership Guidelines

The Board has not adopted stock ownership guidelines applicable to our executive officers or directors.

Compensation of the Chief Executive Officer

On July 16, 2009, we appointed Dr. Morris Young as our Chief Executive Officer at a salary of $300,000. In setting Dr. Young’s salary, target bonus and stock option grant, the Committee relied on market-competitive pay data and the strong belief that the Chief Executive Officer significantly and directly influences our overall performance. The Committee set Dr. Young’s target bonus at 60% of his salary at the time of his appointment in July 2009 and it would be pro- rated for the portion of the year that he was serving as Chief Executive Officer. The Committee also took into consideration the overall compensation policies discussed above. Dr. Young was additionally granted an option to purchase 300,000 shares of common stock on July 16, 2009. All of the stock options granted are subject to time-based vesting over a four year period. In July 2010, the Committee relied on market-competitive pay data and increased the Chief Executive Officer’s annual salary to $375,000 and set his target bonus at 75% of his salary, both effective August 1, 2010. In addition, Dr. Young was granted an option to purchase 110,000 shares of common stock and 35,000 shares of restricted stock awards on August 2, 2010. In 2011 Dr. Young was granted an option to purchase 90,000 shares of common stock and 30,000 shares of restricted stock awards on October 28, 2011. In 2012 Dr. Young was granted an option to purchase 108,000 shares of common stock on and 36,000 shares of restricted stock awards on November 5, 2012. All of the stock options and restricted stock awards granted are subject to time-based vesting over a four year period. Dr. Young’s compensation and bonus targets for 2012 will remain the same for 2013. For fiscal 2012, for the compensation of the chief executive officer, the Committee relied upon Compensia to benchmark target cash compensation levels against the abovementioned peer group. Peer group data was gathered by Compensia with respect to base salary, actual total cash compensation, target total cash compensation, annual and long term incentives, actual total direct compensation and target total direct compensation.

Accounting and Tax Considerations

In designing our compensation programs, we take into consideration the accounting and tax effect that each element will or may have on us and the executive officers and other employees as a group. When determining how to apportion between differing elements of compensation, the goal is to meet our objectives while maintaining cost neutrality. For instance, if we increase benefits under one program resulting in higher compensation expense, we may seek to decrease costs under another program in order to avoid a compensation expense that is above the affordability level.

In addition, we have not provided any executive officer or director with a gross-up or other reimbursement for tax amounts the executive might pay pursuant to Section 280G or Section 409A of the Internal Revenue Code. Section 280G and related Internal Revenue Code sections provide that executive officers, directors who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in our control that exceeds certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional tax. Section 409A also imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not meet the requirements of Section 409A. We structure our equity awards in a manner intended to comply with the applicable Section 409A requirements.

In determining which elements of compensation are to be paid, and how they are weighted, we also take into account whether a particular form of compensation will be considered “performance-based” compensation for purposes of Section 162(m) of the Internal Revenue Code. Under Section 162(m), we generally receive a federal income tax deduction for compensation paid to any of our named executive officers only if the compensation is less than $1 million during any fiscal year or is “performance-based” under Section 162(m). Our Committee currently intends to continue seeking a tax deduction for all of our executive compensation, to the extent we determine it is in our best interests. All of the stock options granted to our executive officers qualify under Section 162(m) as performance-based compensation.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that AXT specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

We, the Compensation Committee of the Board of Directors of AXT, Inc., have reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

THE COMPENSATION COMMITTEE

David C. Chang, Chair Leonard J. LeBlanc Jesse Chen Nai-Yu Pai

Summary Compensation Table

The following table sets forth information concerning the compensation earned during the fiscal years ended December 31, 2012, 2011, and 2010, by our current Chief Executive Officer, our current Chief Financial Officer, and each of  our other executive officers (together, the “named executive officers”):

Name and Principal Position	Year	Salary ($)		Bonus ($)			Stock Awards ($)(1)		Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)			Total ($)

Morris S. Young Chief Executive Officer	2012 2011 2010	$ $ $	375,000 375,000 341,827	$ $ $	— — —		$ $ $	104,760 143,700 204,050	$ $ $	168,998 238,770 336,501	$ $ $	157,388 206,814 198,455	$ $ $	32,075 30,375 26,696	(3) (4) (5)	$ $ $	838,221 994,659 1,107,529

Raymond A. Low Chief Financial Officer and Corporate Secretary	2012 2011 2010	$ $ $	247,500 256,875 259,007	$ $ $	— — —		$ $ $	23,280 33,530 64,130	$ $ $	37,555 55,713 100,950	$ $ $	54,514 76,382 94,905	$ $ $	12,836 12,830 11,680	(6) (7) (8)	$ $ $	375,685 435,330 530,672

Davis Zhang President, China Operations	2012 2011 2010	$ $ $	323,077 310,769 280,000	$ $ $	— 50,000 —	(10)	$ $ $	81,480 164,958 128,260	$ $ $	131,443 191,016 201,901	$ $ $	83,017 113,332 109,081	$ $ $	27,534 24,310 16,813	(9) (11) (12)	$ $ $	646,551 854,385 736,055

Robert G. Ochrym Vice President, Business Development, Strategic Sales and Marketing	2012 2011 2010	$ $ $	241,500 241,279 238,846	$ $ $	— — —		$ $ $	32,010 47,900 64,130	$ $ $	51,638 79,590 100,950	$ $ $	54,150 76,333 92,290	$ $ $	13,082 13,073 11,973	(13) (14) (15)	$ $ $	392,380 458,175 508,189

(1)
Valuation based on the dollar amount recognized for financial statement reporting purposes pursuant to ASC topic 718, Stock Compensation (“ASC 718”). Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown are the value of option awards and stock awards calculated based on the grant date fair value as determined pursuant to ASC 718.

(2)
Amounts consist of bonuses earned for services rendered in fiscal years 2010 to 2012. Performance-based bonuses are generally paid under our Key Executive Bonus Plan and reported as Non-Equity Incentive Plan Compensation. Includes amounts earned for the fourth quarter of fiscal 2012, but not paid until March 2013.

(3)	Includes our matching contribution of $15,000 under the tax-qualified 401(k) Plan, travel allowance of $7,926, and our payment on behalf of Dr. Young of $9,149 in term life insurance premiums.

(4)	Includes our matching contribution of $15,000 under the tax-qualified 401(k) Plan, travel allowance of $6,226, and our payment on behalf of Dr. Young of $9,149 in term life insurance premiums.

(5)	Includes our matching contribution of $13,673 under the tax-qualified 401(k) Plan, travel allowance of $10,000, and our payment on behalf of Dr. Young of $3,023 in term life insurance premiums.

(6)	Includes our matching contribution of $9,900 under the tax-qualified 401(k) Plan, and our payment on behalf of Mr. Low of $2,936 in term life insurance premiums.

(7)	Includes our matching contribution of $9,894 under the tax-qualified 401(k) Plan, and our payment on behalf of Mr. Low of $2,936 in term life insurance premiums.

(8)	Includes our matching contribution of $9,600 under the tax-qualified 401(k) Plan, and our payment on behalf of Mr. Low of $2,080 in term life insurance premiums.

(9)	Includes our matching contribution of $12,000 under the tax-qualified 401(k) Plan, travel allowance of $10,000 and our payment on behalf of Mr. Zhang of $5,534 in term life insurance premiums.

(10)
Special bonus awarded to Mr. Zhang for his extraordinary performance in establishing further joint ventures and his contribution in the successful negotiation of land acquisition in Tianjin, China to build a second manufacturing plant.

(11)	Includes our matching contribution of $11,969 under the tax-qualified 401(k) Plan, travel allowance of $10,000 and our payment on behalf of Mr. Zhang of $2,341 in term life insurance premiums.

(12)	Includes our matching contribution of $10,800 under the tax-qualified 401(k) Plan, travel allowance of $4,475 and our payment on behalf of Mr. Zhang of $1,538 in term life insurance premiums.

(13)	Includes our matching contribution of $9,660 under the tax-qualified 401(k) Plan, and our payment on behalf of Mr. Ochrym of $3,422 in term life insurance premiums.

(14)	Includes our matching contribution of $9,651 under the tax-qualified 401(k) Plan, and our payment on behalf of Mr. Ochrym of $3,422 in term life insurance premiums.

(15)	Includes our matching contribution of $9,554 under the tax-qualified 401(k) Plan, and our payment on behalf of Mr. Ochrym of $2,419 in term life insurance premiums.

Our executive compensation program is structured so that a portion of our executives’ targeted total compensation is “at risk” (in the form of stock option grants and bonus payments under our Bonus Plan) and therefore dependent upon our results. In determining the “at risk” proportion between cash and equity among our total mix of compensation, we consider the employee position and responsibilities, ability to impact our results, and the competitive market for executive talent in our industry. We strive to balance the components of our compensation program appropriately in light of these factors.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to option awards and other plan-based awards granted during the fiscal year ended December 31, 2012 to our named executive officers:

2012 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities	Exercise or Base Price of Option	Grant Date Fair Value of Stock and
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Stock or Units (#)	Underlying Options (#)	Awards ($/Sh)	Option Awards ($)(2)

Morris S. Young	11/05/12				36,000	108,000	$2.91	$273,758
	12/15/12	$0	$281,250	$337,500
Raymond A. Low	11/05/12				8,000	24,000	$2.91	$60,835
	12/15/12	$0	$113,375	$133,650
Davis Zhang	11/05/12				28,000	84,000	$2.91	$212,923
	12/15/12	$0	$150,000	$180,000
Robert G. Ochrym	11/05/12				11,000	33,000	$2.91	$83,648
	12/15/12	$0	$108,675	$130,410

(1)
We award bonuses pursuant to the Bonus Plan, which provides for the award of annual cash bonuses based upon threshold, target and maximum payout amounts set by the Board at the beginning of each fiscal year. See “Compensation Discussion and Analysis—Plan-Based Awards.” The actual amount paid to each named executive officer for the fiscal year ended December 31, 2012 is set forth in the Summary Compensation Table under the heading, “Non-Equity Incentive Plan Compensation.”

(2)
The value of an option or stock award is based on the fair value as of the grant date of such award determined pursuant to ASC topic 718, Stock Compensation (“ASC 718”), excluding the impact of estimated forfeitures related to service-based vesting conditions. The exercise price for all options granted to the named executive officers is 100% of the fair market value of the shares on the grant date. The option exercise price has not been deducted from the amounts indicated above. Regardless of the value placed on a stock option on the grant date, the actual value of the option will depend on the market value of our common stock at such date in the future when the option is exercised. The proceeds to be paid to the individual following this exercise do not include the option exercise price.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to the value of all unexercised options previously awarded to our named executive officers as of December 31, 2012.

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2012

		Options Awards					Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested($)(2)

Morris S. Young	8/13/2004 9/2/2005 7/16/2009 8/2/2010	50,000 50,000 179,000 77,217	— — 33,896 32,783	$ $ $ $	1.18 1.33 1.59 5.83	8/13/2014 9/22015 7/16/2019 8/2/2020	— — — —		— — — —
	10/28/2011 11/5/2012	26,250 —	63,750 108,000	$ $	4.79 2.91	10/28/2021 11/5/2022	—		—
	8/2/2010	—	—		—	—	17,500		$49,175
	10/28/2011	—	—		—	—	22,500		$63,225
	11/5/2012	—	—		—	—	36,000		$101,160
Raymond A. Low	7/3/2006 10/27/2006 10/22/2007 10/31/2008 10/26/2009	5,000 10,000 14,300 21,450 79,167	— — — — 20,833	$ $ $ $ $	3.37 4.81 6.31 1.59 2.04	7/3/2016 10/27/2016 10/22/2017 10/31/2018 10/26/2019	— — — — —		— — — — —
	8/2/2010	19,250	13,750		$5.83	8/2/2020	—		—
	10/28/2011 11/5/2012	6,125 —	14,875 24,000	$ $	4.79 2.91	10/28/2021 11/5/2022	—		—
	8/2/2010	—	—		—	—	5,500		$15,455
	10/28/2011 11/5/2012	— —	— —		— —	— —	5,250 8,000	$ $	14,753 22,480
Davis Zhang	7/21/2003 8/13/2004 9/2/2005 10/27/2006 10/22/2007 10/31/2008 10/26/2009	172,900 50,000 50,000 15,000 14,300 21,450 158,333	— — — — — — 41,667	$ $ $ $ $ $ $	1.38 1.18 1.33 4.81 6.31 1.59 2.04	7/21/2013 8/13/2014 9/2/2015 10/27/2016 10/22/2017 10/31/2018 10/26/2019	— — — — — — —		— — — — — — —
	8/2/2010	38,500	27,500		$5.83	8/2/2020	—		—
	10/28/2011 11/5/2012	21,000 —	51,000 84,000	$ $	4.79 2.91	10/28/2021 11/5/2022	—		—
	8/2/2010	—	—		—	—	11,000		$30,910
	10/28/2011 11/5/2012	— —	— —		— —	— —	25,828 28,000	$ $	72,577 78,680
Robert G. Ochrym	10/22/2007 10/31/2008 10/26/2009 8/2/2010	431 6,750 17,708 19,250	— — 10,417 13,750	$ $ $ $	6.31 1.59 2.04 5.83	10/22/2017 10/31/2018 10/26/2019 8/2/2020	— — — —		— — — —
	10/28/2011 11/5/2012	8,750 —	21,250 33,000	$ $	4.79 2.91	10/28/2021 11/5/2022	—		—
	8/2/2010	—	—		—	—	5,500		$15,455
	10/28/2011 11/5/2012	— —	— —		— —	— —	7,500 1,000	$ $	21,075 30,910

(1)
Except as otherwise noted, all options awards granted to named executive officers vest at the rate of 1/4 of the underlying shares on the first anniversary of the date of grant and 1/48 of the shares each month thereafter. After four years, the shares become fully vested and exercisable. Restricted stock awards granted to named executive officers vest over a four-year period, at a rate of 25% on the each anniversary of the vesting commencement date.

(2)
The market value of the restricted stock awards that have not vested is calculated by multiplying the number of units that have not vested by the closing price of our common stock at December 31, 2012, which was $2.81.

Option Exercises and Stock Vested During Last Fiscal Year

The following table shows all stock options exercised and value realized upon exercise, and the number of shares acquired on vesting and the value realized on vesting by the named executive officers during the fiscal year ended December 31, 2012:

OPTION EXERCISES AND STOCK VESTED FOR FISCAL 2012

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Morris S. Young	126,000	$382,680	23,825	$87,236
Raymond A. Low	—	$—	14,500	$64,708
Davis Zhang	—	$—	14,110	$42,818
Robert G. Ochrym	—	$—	5,250	$15,615

(1)	Based on the difference between the market price of our common stock on the date of exercise and the exercise price.

(2)	Reflects the market price of our common stock on the vesting date.

Potential Payments upon Termination or Change in Control

Acceleration of Stock Options

Stock option grants were made to employees under our 1997 Stock Option Plan pursuant to a standard form of stock option agreement. The standard form of stock option agreement provided that in the event of a “change in control,” as defined therein, and termination of employment or resignation for “good reason” as defined therein, within twelve months after the change in control, the vesting and exercisability of the option will accelerate such that the option will become immediately exercisable and vested in full as of the date of termination or resignation. Options granted to all of our employees from 2002 until the adoption of our 2007 Equity Incentive Plan, including options granted to our named executive officers and directors, include these provisions which provide for acceleration in full upon a change of control event in which the employee is terminated or constructively dismissed within 12 months after the change in control. Options granted to our directors accelerate in full upon the change in control event, whether or not there is a termination of their service to the Company. All options so accelerated remain exercisable for the earlier of the term of the option or six months after the effective date of the termination.

The following are the applicable definitions under the 1997 Stock Option Plan:

A “Change in Control” shall mean an event or a series of related events (collectively, the “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of our voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the “Transferee Corporation(s)”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company:

●	the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company;

●	a merger or consolidation in which the Company is a party;

●	the sale, exchange, or transfer of all or substantially all of the assets of the Company; or

●	a liquidation or dissolution of the Company.

“Termination After Change in Control” shall mean any of the following events occurring within twelve (12) months after a Change in Control:

●	termination by the Participating Company Group of the Optionee’s Service with the Participating Company Group for any reason other than for Cause (as defined below); or

●
the Optionee’s resignation for Good Reason (as defined below) from all capacities in which the Optionee is then rendering Service to the Participating Company Group within a reasonable period of time following the event constituting Good Reason.

●
Notwithstanding any provision herein to the contrary, Termination After Change in Control shall not include any termination of the Optionee’s Service with the Participating Company Group which (1) is for Cause (as defined below); (2) is a result of the Optionee’s death or disability; (3) is a result of the Optionee’s voluntary termination of Service other than for Good Reason; or (4) occurs prior to the effectiveness of a Change in Control.

“Cause” shall mean any of the following: (i) the Optionee’s theft, dishonesty, or falsification of any Participating Company documents or records; (ii) the Optionee’s improper use or disclosure of a Participating Company’s confidential or proprietary information; (iii) any action by the Optionee which has a detrimental effect on a Participating Company’s reputation or business; (iv) the Optionee’s failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (v) any material breach by the Optionee of any employment agreement between the Optionee and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vi) the Optionee’s conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the Optionee’s ability to perform his or her duties with a Participating Company.

“Good Reason” shall mean any one or more of the following:

●
without the Optionee’s express written consent, the assignment to the Optionee of any duties, or any limitation of the Optionee’s responsibilities, substantially inconsistent with the Optionee’s positions, duties, responsibilities and status with the Participating Company Group immediately prior to the date of the Change in Control;

●
without the Optionee’s express written consent, the relocation of the principal place of the Optionee’s Service to a location that is more than thirty (30) miles from the Optionee’s principal place of Service immediately prior to the date of the Change in Control, or the imposition of travel requirements substantially more demanding of the Optionee than such travel requirements existing immediately prior to the date of the Change in Control; or

●
any failure by the Participating Company Group to pay, or any material reduction by the Participating Company Group of, (1) the Optionee’s base salary in effect immediately prior to the date of the Change in Control by more than 15% (unless reductions comparable in amount and duration are concurrently made for all other employees of the Participating Company Group with responsibilities, organizational level and title comparable to the Optionee’s), or (2) the Optionee’s bonus compensation, if any, in effect immediately prior to the date of the Change in Control (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned by the Optionee).

Stock option grants made to our named executive officers and directors under our 2007 Equity Incentive Plan provide that in the event of a “Change in Control,” as defined therein, the vesting and exercisability of the option will accelerate such that the option will become immediately exercisable and vested in full as of the date of termination or resignation.

Under the 2007 Equity Incentive Plan, a “Change in Control” is defined as any of the following:

●	any person becomes the direct or indirect beneficial owner of more than 50% of the voting power of our stock;

●
any one or related series of the following in which the stockholders immediately before the transaction do not retain immediately after the transaction direct or indirect beneficial ownership of more than 50% of our voting securities, our successor or the entity to which our assets were transferred;

●	the sale or exchange by the stockholders of more than 50% of our voting stock or a merger to which we are a party; or

●	the sale of all or substantially all of our assets.

If we had been the subject of a change of control that resulted in the termination of employment or resignation for good reason of any of our executive officers as of December 31, 2012, the last business day of our fiscal 2012, the number of options to purchase our common stock held by each executive officer as indicated below would have accelerated and become immediately exercisable and vested in full as of such date. In addition, based on the difference between the weighted average exercise price of the options and $2.81, the closing price of our common stock on December 31, 2012, the net value of these options would be as set forth below:

Name	Number of Options Accelerated	Value of Accelerated Options(1)
Morris S. Young	238,429	$—
Raymond A. Low	73,458	$—
Davis Zhang	204,167	$—
Robert G. Ochrym	78,417	$—

(1)
Based on a common stock price of $2.81 per share, the closing price of our common stock on the Nasdaq Global Select Market on December 31, 2012, less the applicable exercise price for each option for which vesting is accelerated. The weighted average exercise price for the options accelerated exceeded the closing price of $2.81.

Zhang Employment Contract

On January 10, 2006, we entered into an employment agreement with Mr. Davis Zhang, President, Joint Venture Operations. In the event that Mr. Zhang is terminated without cause, we shall pay Mr. Zhang an amount equal to twenty-four (24) months of his then current salary and reimbursement of health benefits.

Employment may be terminated by us under any one of the following circumstances, any of which shall be deemed, and shall be sufficient to constitute, termination “for cause”:

●	any act of fraud, misappropriation, theft, dishonesty, or other act of moral turpitude,

●	any breach or neglect of the duties required to perform under the terms of this Agreement,

●
engaging in willful misconduct in the performance of duties, committing insubordination (in the sole, reasonable discretion of your supervisor or our Board of Directors), or otherwise failing to perform duties as directed by your supervisor or our Board of Directors,

●	being guilty of, convicted of, or plead guilty or nolo contendre to, a felony, crime of moral turpitude or other serious offense.

If we had terminated Mr. Zhang’s employment without cause on December 31, 2012, the last business day of our fiscal 2012, Mr. Zhang would have received severance benefits under his employment agreement equal to (a) a payment of $600,000, consisting of two times his annual base salary for fiscal 2012 of $300,000, and (b) reimbursement of twenty-four (24) months of health benefits of $32,424.

Young Employment Contract

On December 4, 2012, we entered into an amended and restated employment offer letter with Dr. Morris Young, Chief Executive Officer. In the event that Dr. Young is terminated without cause, we shall pay Dr. Young an amount equal to twelve (12) months of his then current salary and reimbursement of twenty-four (24) months of health benefits.

In addition, if, after a Change of Control (as defined below), Dr. Young’s employment is terminated by us without cause or by Dr. Young as a result of a defined constructive termination, and provided that Dr. Young executes a general release of claims in a form acceptable to AXT or the acquiring company, Dr. Young will receive the following severance benefits:  (a) continuing payment of his last base salary for eighteen (18) months after the date his employment terminates; (b) provided he timely elects to continue his health insurance benefits under the applicable COBRA laws, the Company will reimburse him for the premiums necessary to maintain his health insurance coverage for a period of twenty-four (24) months following termination of his employment; and (c) full vesting acceleration and exercisability of his outstanding equity awards.

Further, notwithstanding any provision to the contrary contained in any plan or agreement evidencing the options held by Dr. Young, in the event of a Change in Control in which the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror” ), does not assume the Company’s rights and obligations under the then-outstanding portion of options held by Dr. Young or substitute for such portion of such options substantially equivalent options for the Acquiror’s stock, then the vesting and exercisability of such options shall be accelerated in full effective as of the date ten (10) days prior to but conditioned upon the consummation of the Change in Control, provided that Dr. Young remains an employee or other service provider with the Company immediately prior to the Change in Control.  Except as set forth above, the treatment of stock-based compensation upon the consummation of a Change in Control shall be determined in accordance with the terms of the plans or agreements providing for such awards or options.

For purposes of Dr. Young’s employment agreement, a “Change of Control” means a merger, consolidation, sale of substantially all assets of the Company or transfer of beneficial ownership (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of outstanding shares of the capital stock of the Company by 1 (one) or more shareholders of the Company, in which the shareholders of the Company immediately prior to such merger, consolidation, sale or transfer do not own at least 50% (fifty percent) of the combined voting power of the capital stock of the Company or surviving or successor corporation or entity immediately after such transaction.

In addition, under the standard form of stock option agreement, in the event of a Change in Control, if Dr. Young’s employment is terminated or he resigns for “good reason” within twelve months after the Change in Control, then Dr. Young’s stock options will become immediately exercisable and vested as of the date of termination or resignation.  See “Acceleration of Stock Options” above.

If we had terminated Dr. Young’s employment without cause on December 31, 2012, the last business day of our fiscal 2012, Dr. Young would have received severance benefits under his employment agreement equal to (a) a payment of $375,000, equal to twelve (12) months of his current base salary, and (b) reimbursement of twenty-four (24) months of health benefits of $54,960.

Low Employment Contract

On October 26, 2009, we entered into an employment agreement with Mr. Raymond Low, our Chief Financial Officer. In the event that Mr. Low is terminated without cause, we shall pay Mr. Low an amount limited to the payment of his salary and other earned compensation through the effective date of termination in addition to any severance to which he may be entitled under AXT’s severance pay plan or policy.

If a change in control of AXT takes place, and within twelve (12) months thereafter, Mr. Low incurs an involuntary separation from service (within the meaning of Treas. Reg. § 1.409A-1(n)), AXT’s total liability to Mr. Low will be limited to the payment of his salary and other earned compensation through the effective date of the involuntary separation from service plus severance in a gross amount equal to one (1) year of his then current annual salary, plus continuation of coverage in the AXT group health plan and acceleration of stock options.

Ochrym Employment Contract

On October 26, 2009, we entered into an employment agreement with Mr. Robert Ochrym, our Vice President Business Development, Strategic Sales and Marketing. In the event that Mr. Ochrym is terminated without cause, we shall pay Mr. Ochrym an amount limited to the payment of his salary and other earned compensation through the effective date of termination in addition to any severance to which he may be entitled under AXT’s severance pay plan or policy.

If a change in control of AXT takes place, and within twelve (12) months thereafter, Mr. Ochrym incurs an involuntary separation from service (within the meaning of Treas. Reg. § 1.409A-1(n)), AXT’s total liability to Mr. Ochrym will be limited to the payment of his salary and other earned compensation through the effective date of the involuntary separation from service plus severance in a gross amount equal to one (1) year of his then current annual salary, plus continuation of coverage in the AXT group health plan and acceleration of stock options.

Non-Competition and Non-Solicitation Agreements

As a condition to each executive’s entitlement to receive the base salary amounts and equity award acceleration referenced in the tables above, the executive is required to execute a waiver of claims against us and shall be bound by the terms of a non-competition agreement which prohibits the executive from working in the our industry for a period equal to the greater of one year from the executive’s termination of employment, or, in the case of a change in control, two years from the date of the change in control.

Compensation of Directors

Directors who are also our employees do not receive any additional compensation for their services as directors. Non-employee directors are paid a cash retainer and retainers for service on committees of the Board of Directors.  In addition, each non-employee director was reimbursed for reasonable expenses incurred. We additionally granted restricted stock awards to non-employee directors in 2012 equal to such number of shares determined by dividing the sum of $30,000 by the closing prices of our common stock on The Nasdaq Global Select Market on the dates of grant, which resulted in the awards of 7,692 shares of restricted stock to each of our non-employee directors. The awards vest over three years in equal installments on the anniversary of the dates of grant, conditioned upon the recipient’s continued service as a member of the Board or employee or other consultant on each relevant vesting date.  During 2012, each of our non-employee directors received the following fees for board and committee meeting attendance.

Board cash retainer:	●	$25,000 per annum ($6,250 per quarter)
Initial Equity Grant (for new directors only)	●	Restricted stock awards valued at $40,000, vesting in three equal annual installments

Annual Equity Grant	●	Restricted stock awards valued at $30,000, based upon the closing stock price on the date of the grant vesting in three equal annual installments

Annual cash retainers for committee service:	●	Audit: $10,000
	●	Compensation: $4,500
	●	Nominating and Corporate Governance: $2,000

Annual cash retainers for committee chairs:	●	Audit: $20,000
	●	Compensation: $9,000
	●	Nominating and Corporate Governance: $4,000

Non-executive Chairman of the Board:	●	Annual cash retainer of $16,000

The following table sets forth information concerning the compensation earned during the last fiscal year by each individual who served as a director at any time during the fiscal year ended December 31, 2012:

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Jesse Chen	$59,500	$30,000	—	—	$89,500
David C. Chang	$46,000	$30,000	—	—	$76,000
Leonard LeBlanc	$51,500	$30,000	—	—	$81,500
Nai-Yu Pai	$41,500	$30,000	—	—	$71,500

Procedures for Approval of Related Person Transactions

The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is our preference to avoid related party transactions. The Board adopted a formal related party transactions policy in February 2010. Our Related Party Transactions Policy seeks to prohibit all conflicts of interest in transactions between the Company and related parties, unless they have been approved by the Board of Directors of the Company. This policy applies to all employees and directors of the Company, our subsidiaries and our joint ventures.

The Audit Committee Charter requires that members of the Audit Committee, all of whom are independent directors, review and approve all related party transactions for which such approval is required under applicable law, including SEC and Nasdaq rules. Current SEC rules define a related party transaction to include any transaction, arrangement or relationship in which the Company is a participant and in which any of the following persons has or will have a direct or indirect interest:

●	an executive officer, director or director nominee;

●	any person who is known to be the beneficial owner of more than 5% of our common stock;

●
any person who is an immediate family member (as defined under Item 404 of Regulation S-K) of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock; or

●
any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a 5% or greater beneficial ownership interest.

Pursuant to our Code of Business Conduct and Ethics, our employees, executive officers, and directors, including their immediate family members and affiliates, are prohibited from entering into a related party transaction with us without the prior consent of our audit committee (or other independent committee of our Board of Directors in cases where it is inappropriate for our audit committee to review such transaction due to a conflict of interest). Any request for us to enter into a transaction with an employee, executive officer, director, principal stockholder, or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our Audit Committee for review, consideration and approval.

Certain Relationships and Related Transactions

Since January 1, 2007, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000, and in which any director, executive officer or holder of more than 5% of any class of our voting securities or members of that person’s immediate family had or will have a direct or indirect material interest other than the transactions described below.

We have made strategic investments in six joint ventures, which are private companies located in China, in order to gain access to raw materials at competitive cost that are critical to our substrate manufacturing process. We purchase raw materials from each of these six joint ventures, including gallium, arsenic, germanium dioxide, pyrolytic boron nitride crucibles, and boron oxide.

Our ownership of Beijing JiYa Semiconductor Material Co., Ltd. (JiYa) at inception was 51%. We purchase 99.99% pure gallium (4N Ga) from JiYa and have that tolled into high purity gallium which we use in our substrate manufacturing process. During 2005, our ownership share was reduced to 46% as 5% of our ownership was given to JiYa’s management upon fulfillment of working at JiYa for at least four years. There are no further outstanding commitments. We continue to consolidate JiYa as we have significant influence in management and have majority control of the board. Our chief executive officer is chairman of the board, while our president of China operations and our vice president of China administration and our vice president of wafer production are members of the board.

We have a similar arrangement with Nanjing Jin Mei Gallium Co., Ltd. (Jin Mei) where our ownership at inception was 88%. We send the 99.99% pure gallium (4N Ga) that we purchase from Ji Ya to Jin Mei to have that tolled into high purity gallium which we use in our substrate manufacturing process. During 2005, our ownership share was reduced to 83% as 5% of our ownership was given to Jin Mei’s management upon fulfillment of working at Jin Mei for at least three years. There are no further outstanding commitments. We continue to consolidate Jin Mei as we have significant influence in management and have majority control of the board. Our chief executive officer is chairman of the board, while our president of China operations and our vice president of China administration are members of the board.

We have significant influence over management of Beijing BoYu Semiconductor Vessel Craftwork Technology Co., Ltd (BoYu), have a controlling financial interest of 70%, and have majority control of the board. We purchase pyrolytic boron nitride (pBN) crucibles from Bo Yu to use in our substrate manufacturing process. Our chief executive officer is chairman of the board and our president of China operations and our vice president of China administration are members of the board.

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain one compensation plan that provide for the issuance of common stock to officers and other employees, directors, and consultants. This plan is the 2007 Equity Incentive Plan which was approved by stockholders. Our 1997 Stock Option Plan was amended and restated as the 2007 Equity Incentive Plan, and all shares outstanding are reflected under the 2007 Equity Incentive Plan. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the 2007 Equity Incentive Plan as of December 31, 2012:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by stockholders 2007 Equity Incentive Plan	2,726,695	$3.28	213,228
Equity compensation plans not approved by stockholders - None	N/A	N/A	N/A
Total	2,726,695	$3.28	213,228

PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP BY MANAGEMENT

The following table sets forth, as of March 25, 2013, certain information with respect to the beneficial ownership of our common stock by:

●	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

●	each of our directors and director nominees;

●	each of our Named Executive Officers; and

●	all executive officers and directors as a group.

Except as otherwise indicated, the address of each beneficial owner is c/o AXT, Inc., 4281 Technology Drive, Fremont, California 94538.

Except as indicated in the footnotes to the table, we believe that the persons named in the table have sole voting and dispositive power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. For each named person, this percentage includes common stock of which such person has the right to acquire beneficial ownership either currently or within 60 days of March 25, 2013, including upon exercise of stock options and release of restricted stock awards; however, such common stock shall not be deemed outstanding for the purpose of completing the percentage owned by any other person. Percentages of beneficial ownership are based upon 32,654,288 shares of common stock outstanding on March 25, 2013.

Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent(3)
5% Stockholders:
Royce and Associates (4) 745 Fifth Avenue New York, New York 10151	4,028,915	12.34%
BlackRock, Inc. (5) 40 East 52nd Street New York, New York 10022	2,347,615	7.19%
Dimensional Fund Advisors LP (6) Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	1,597,401	4.89%
Directors and Named Executive Officers:
Morris S. Young (7)	1,093,030	3.30%
Raymond A. Low (8)	206,063	*
Davis Zhang (9)	441,785	1.34%
Robert G. Ochrym (10)	68,794	*
Jesse Chen (11)	136,109	*
David C. Chang (12)	91,834	*
Leonard LeBlanc (13)	85,984	*
Nai-Yu Pai (14)	9,596	*
Directors and executive officers as a group (8 persons)(15)	2,133,195	6.32%

*	Less than 1%.

(1)
Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

(2)
Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options and release of restricted stock awards.

(3)
Calculated on the basis of 32,654,288 shares of Common Stock outstanding as of March 25, 2013, provided that any additional shares of Common Stock that a stockholder has the right to acquire within 60 days after March 25, 2013 are deemed to be outstanding for the purpose of calculating that stockholder’s percentage beneficial ownership.

(4)	Based on a Schedule 13G/A filed by Royce and Associates with the SEC on January 3, 2013. Royce and Associates retains sole voting and dispositive power over all such shares.

(5)	Based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 8, 2013. BlackRock, Inc. retains sole voting and dispositive power over all such shares.

(6)
Based on a Schedule 13G/A filed by Dimensional Fund Advisors LP with the SEC on February 11, 2013. Includes 1,597,401 shares beneficially owned by Dimensional Fund Advisors LP., an investment advisor, as a result of its serving as an investment advisor to four investment companies and as investment manager to certain other commingled group trusts and separate accounts (the “Funds”). According to the Schedule 13G in its roles as investment advisor or manager, Dimensional Fund Advisors LP possesses sole voting power over 1,566,530 shares and sole dispositive power over 1,597,401 shares, that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of AXT held by the Funds. However, all such shares of AXT are owned by the Funds. Dimensional Fund Advisors LP disclaims beneficial ownership of all such shares of AXT.

(7)
Includes 338,070 shares held by the Young Family Trust and the Morris Young Family Ltd. Partnership, of which Morris Young disclaims beneficial ownership. Also includes 425,791 shares subject to options that may be exercised within 60 days after March 25, 2013.

(8)	Includes 168,813 shares subject to options that may be exercised within 60 days after March 25, 2013.

(9)	Includes 398,125 shares subject to options that may be exercised within 60 days after March 25, 2013.

(10)	Includes 62,994 shares subject to options that may be exercised within 60 days after March 25, 2013.

(11)	Includes 6,946 shares of restricted stock awards that will be released within 60 days after March 25, 2013.

(12)	Includes 6,946 shares of restricted stock awards that will be released within 60 days after March 25, 2013.

(13)	Includes 6,946 shares of restricted stock awards that will be released within 60 days after March 25, 2013.

(14)	Includes 3,943 shares of restricted stock awards that will be released within 60 days after March 25, 2013.

(15)
See notes (7) through (14). Includes 24,781 shares of restricted stock awards and 1,055,723 shares subject to options  and restricted stock awards that may be exercised and released within 60 days after March 25, 2013 beneficially owned by executive officers and directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than 10% of our Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believes that all filing requirements applicable to our executive officers, directors and greater-than-10% stockholders were complied with in a timely manner other than one late filing of a Form 4 for each of Morris S. Young, Robert G. Ochrym, Raymond A. Low and Davis Zhang.

STOCKHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission (“SEC”) and our bylaws.  For a stockholder proposal to be included in our proxy materials for the 2014 annual meeting of stockholders, the proposal must be received at our principal executive offices, addressed to the Secretary, not later than December 6, 2013.  Stockholder business, including nominations or proposals, not intended for inclusion in our proxy materials, may be brought before the 2014 annual meeting so long as we receive notice of the proposal as specified by our Bylaws, addressed to the Secretary at our principal executive offices not less than 120 calendar days in advance of the date that our proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders, or December 6, 2013.  The stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on our books, of the stockholder proposing such business, (c) the class and number of shares of AXT common stock which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.  A copy of the relevant bylaw provision is available upon request to AXT, Inc., 4281 Technology Drive, Fremont, CA 94538, attention: Corporate Secretary. You can also access our SEC filings, including our 2012 Annual Report on Form 10-K, under the “Investors” section on our website at www.axt.com.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2013 annual meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By order of the Board of Directors

RAYMOND A. LOW Chief Financial Officer and Corporate Secretary

Exhibit A

AXT, Inc.

2007 Equity Incentive Plan

TABLE OF CONTENTS

-i-

	7.6	Nontransferability of SARs	16

8.	TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS		16

	8.1	Types of Restricted Stock Awards Authorized	16
	8.2	Purchase Price	17
	8.3	Purchase Period	17
	8.4	Vesting and Restrictions on Transfer	17
	8.5	Voting Rights; Dividends and Distributions	17
	8.6	Effect of Termination of Service	17
	8.7	Nontransferability of Restricted Stock Award Rights	18

9.	TERMS AND CONDITIONS OF PERFORMANCE AWARDS		18

	9.1	Types of Performance Awards Authorized	18
	9.2	Initial Value of Performance Shares and Performance Units	18
	9.3	Establishment of Performance Period, Performance Goals and Performance Award Formula	18
	9.4	Measurement of Performance Goals	19
	9.5	Settlement of Performance Awards	20
	9.6	Voting Rights; Dividend Equivalent Rights and Distributions	20
	9.7	Effect of Termination of Service	21
	9.8	Nontransferability of Performance Awards	21

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AWARDS		22

	10.1	Grant of Restricted Stock Unit Awards	22
	10.2	Vesting	22
	10.3	Voting Rights, Dividend Equivalent Rights and Distributions	22
	10.4	Effect of Termination of Service	23
	10.5	Settlement of Restricted Stock Unit Awards	23
	10.6	Nontransferability of Restricted Stock Unit Awards	23

11.	DEFERRED COMPENSATION AWARDS		23

	11.1	Establishment of Deferred Compensation Award Programs	23
	11.2	Terms and Conditions of Deferred Compensation Awards	24

12.	OTHER STOCK-BASED AWARDS		25

13.	EFFECT OF CHANGE IN CONTROL ON AWARDS		25

	13.1	Accelerated Vesting	25
	13.2	Assumption or Substitution	25
	13.3	Accelerated Vesting – Restricted Stock or Other Type of Award	26

14.	COMPLIANCE WITH SECURITIES LAW		26

15.	COMPLIANCE WITH SECTION 409A		27

	15.1	Awards Subject to Section 409A	27
	15.2	Deferral and/or Distribution Elections	27
	15.3	Subsequent Elections	27

-ii-

	15.4	Payments Pursuant to Deferral Elections	28
	15.5	Unforeseeable Emergency	29
	15.6	Disabled	29
	15.7	Death	30
	15.8	Prohibition of Acceleration of Payments	30

16.	TAX WITHHOLDING		30

	16.1	Tax Withholding in General	30
	16.2	Withholding in Shares	30

17.	AMENDMENT OR TERMINATION OF PLAN		30

18.	MISCELLANEOUS PROVISIONS		31

	18.1	Repurchase Rights	31
	18.2	Provision of Information	31
	18.3	Rights as Employee, Consultant or Director	31
	18.4	Rights as a Stockholder	31
	18.5	Fractional Shares	31
	18.6	Severability	32
	18.7	Beneficiary Designation	32
	18.8	Unfunded Obligation	32

19.	NONEMPLOYEE DIRECTOR AWARD LIMITATIONS.		32

-iii-

AXT, Inc.

2007 Equity Incentive Plan

(As Amended Through February 21, 2013)

1.ESTABLISHMENT, PURPOSE AND TERM OF PLAN

1.1           Establishment.  The AXT, Inc. 2007 Equity Incentive Plan (the “Plan”) is hereby adopted April 30, 2007 subject to approval by the stockholders of the Company (the date of such approval, the “Effective Date”).  The Plan was amended and restated on February 21, 2013, subject to approval by the stockholders of the Company.  The Plan is an amendment and restatement of the AXT, Inc. 1997 Stock Option Plan.  An Award under the Plan shall be subject to the terms of the Plan and governing Agreements in effect on the date of the Award’s grant.

1.2           Purpose.  The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract and retain the best qualified personnel to perform services for the Participating Company Group, by motivating such persons to contribute to the growth and profitability of the Participating Company Group, by aligning their interests with interests of the Company’s stockholders, and by rewarding such persons for their services by tying a significant portion of their total compensation package to the success of the Company.  The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Shares, Performance Units, Restricted Stock Units, Deferred Compensation Awards and other Stock-Based Awards as described below.

1.3           Term of Plan.  The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed.  However, Awards shall not be granted later than ten (10) years from the Effective Date.  The Company intends that the Plan comply with Section 409A of the Code (including any amendments to or replacements of such section), and the Plan shall be so construed.

2.DEFINITIONS AND CONSTRUCTION

2.1           Definitions.  Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)           “Affiliate” means (i) an entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly, or indirectly through one or more intermediary entities.  For this purpose, the term “control” (including the term “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on Form S-8 under the Securities Act.

(b)           “Award” means any Option, SAR, Restricted Stock Award, Performance Share, Performance Unit, Restricted Stock Unit or Deferred Compensation Award or other Stock-Based Award granted under the Plan.

(c)           “Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant.

(d)           “Board” means the Board of Directors of the Company.

(e)           “Change in Control” means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement or written contract of employment or service, the occurrence of any of the following:

(i)       an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of an Ownership Change Event described in Section 2.1(y)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or

(ii)      the liquidation or dissolution of the Company.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities.  The Board shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

(f)           “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations or administrative guidelines promulgated thereunder.

(g)           “Committee” means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board.  If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers, provided, however, that any discretionary grants to Nonemployee Directors shall only be made by a Board committee comprised solely of independent directors.  The Committee shall have the exclusive authority to administer the Plan and shall have all of the powers granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(h)           “Company” means AXT, Inc., a Delaware corporation, or any Successor.

(i)           “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company.

(j)           “Deferred Compensation Award” means an award of Stock Units granted to a Participant pursuant to Section 11 of the Plan.

(k)           “Director” means a member of the Board or of the board of directors of any Participating Company.

(l)           “Disability” means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

(m)           “Dividend Equivalent” means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

(n)           “Employee” means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a member of the Board nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan.  The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be.  For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

(o)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)           “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i)       Except as otherwise determined by the Committee, if, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on such national or regional securities exchange or market system constituting the primary market for the Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Company deems reliable.  If there is no such closing price on the day of determination, the Fair Market Value of a share of Stock under this Section 2.1(p)(i) shall be the closing price of a share of Stock on the next trading day following the day of determination.

(ii)      Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value on the basis of the closing, high, low or average sale price of a share of Stock or the actual sale price of a share of Stock received by a Participant, on such date, the preceding trading day, the next succeeding trading day or an average determined over a specified period of trading days that is within thirty (30) days before or thirty (30) days after such date, provided that, with respect to the grant of an Option or SAR, the commitment to grant such Award based on such valuation method must be irrevocable before the beginning of the specified period.  The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan to the extent consistent with the requirements of Section 409A.

(iii)      If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A.

(q)           “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(r)            “Insider” means an Officer, a Director or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(s)           “Insider Trading” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

(t)           “Non-Control Affiliate” means any entity in which any Participating Company has an ownership interest and which the Committee shall designate as a Non-Control Affiliate.

(u)          “Nonemployee Director” means a Director who is not an Employee.

(v)          “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) an incentive stock option within the meaning of Section 422(b) of the Code.

(w)          “Officer” means any person designated by the Board as an officer of the Company.

(x)           “Option” means the right to purchase Stock at a stated price for a specified period of time granted to a Participant pursuant to Section 6 of the Plan.  An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(y)           “Option Expiration Date” means the date of expiration of the Option’s term as set forth in the Award Agreement.

(z)            An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company:  (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all, as determined by the Board in its discretion, of the assets of the Company.

(aa)         “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(bb)        “Participant” means any eligible person who has been granted one or more Awards.

(cc)         “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(dd)        “Participating Company Group” means, at any point in time, all entities collectively which are then Participating Companies.

(ee)          “Performance Award” means a Restricted Stock Award, or an Award of Restricted Stock Units, Performance Shares or Performance Units.

(ff)           “Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 9.3 of the Plan which provides the basis for computing the value of a Performance Award at one or more threshold levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

(gg)        “Performance Goal” means a performance goal established by the Committee pursuant to Section 9.3 of the Plan.

(hh)        “Performance Period” means a period established by the Committee pursuant to Section 9.3 of the Plan at the end of which one or more Performance Goals are to be measured.

(ii)           “Performance Share” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 of the Plan to receive a payment equal to the value of a Performance Share, as determined by the Committee, based on performance.

(jj)           “Performance Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 of the Plan to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon performance.

(kk)         “Restricted Stock Award” means an Award of Restricted Stock.

(ll)           “Restricted Stock Unit” or “Stock Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 10 or Section 11 of the Plan, respectively, to receive a share of Stock on a date determined in accordance with the provisions of Section 10 or Section 11, as applicable, and the Participant’s Award Agreement.

(mm)       “Restriction Period” means the period established in accordance with Section 8.4 of the Plan during which shares subject to a Restricted Stock Award are subject to Vesting Conditions.

(nn)        “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(oo)        “SAR” or “Stock Appreciation Right” means a bookkeeping entry representing, for each share of Stock subject to such SAR, a right granted to a Participant pursuant to Section 7 of the Plan to receive payment in any combination of shares of Stock or cash of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.

(pp)        “Section 409A” means Section 409A of the Code.

(qq)        “Section 409A Deferred Compensation” means compensation provided pursuant to an Award that constitutes deferred compensation subject to and not exempted from the requirements of Section 409A.

(rr)          “Section 162(m)” means Section 162(m) of the Code.

(ss)         “Securities Act” means the Securities Act of 1933, as amended.

(tt)          “Service” means a Participant’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant.  Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service.  Furthermore, a Participant’s Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company.  However, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract.  Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement.  A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the entity for which the Participant performs Service ceasing to be a Participating Company.  Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(uu)        “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2 of the Plan.

(vv)        “Stock-Based Awards” means any award that is valued in whole or in part by reference to, or is otherwise based on, the Stock, including dividends on the Stock, but not limited to those Awards described in Sections 6 through 11 of the Plan.

(ww)       “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(xx)         “Successor” means a corporation into or with which the Company is merged or consolidated or which acquires all or substantially all of the assets of the Company and which is designated by the Board as a Successor for purposes of the Plan.

(yy)        “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

(zz)         “Vesting Conditions” mean those conditions established in accordance with Section 8.4 or Section 10.2 of the Plan prior to the satisfaction of which shares subject to a Restricted Stock Award or Restricted Stock Unit Award, respectively, remain subject to forfeiture or a repurchase option in favor of the Company upon the Participant’s termination of Service.

2.2          Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.ADMINISTRATION

3.1           Administration by the Committee.  The Plan shall be administered by the Committee.  All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

3.2           Authority of Officers.  Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3           Administration with Respect to Insiders.  With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.4           Committee Complying with Section 162(m).  While the Company is a “publicly held corporation” within the meaning of Section 162(m), the Board may establish a Committee of “outside directors” within the meaning of Section 162(m) to approve the grant of any Award which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

3.5           Powers of the Committee.  In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a)           to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock or units to be subject to each Award;

(b)           to determine the type of Award granted and to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

(c)           to determine the Fair Market Value of shares of Stock or other property;

(d)           to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares purchased pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e)           to determine whether an Award will be settled in shares of Stock, cash, or in any combination thereof;

(f)            to approve one or more forms of Award Agreement;

(g)           to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(h)           to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(i)            without the consent of the affected Participant and notwithstanding the provisions of any Award Agreement to the contrary, to unilaterally substitute at any time a Stock Appreciation Right providing for settlement solely in shares of Stock in place of any outstanding Option, provided that such Stock Appreciation Right covers the same number of shares of Stock and provides for the same exercise price (subject in each case to adjustment in accordance with Section 4.2) as the replaced Option and otherwise provides substantially equivalent terms and conditions as the replaced Option, as determined by the Committee;

(j)            to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards;

(k)           to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law; and

(l)            to delegate to any proper Officer the authority to grant one or more Awards, without further approval of the Committee, to any person eligible pursuant to Section 5, other than a person who, at the time of such grant, is an Insider; provided, however, that (i) the exercise price per share of each such Option shall be equal to the Fair Market Value per share of the Stock on the effective date of grant, and (ii) each such Award shall be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the Committee and shall conform to the provisions of the Plan and such other guidelines as shall be established from time to time by the Committee.

3.6           Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

3.7           Arbitration.  Any dispute or claim concerning any Awards granted (or not granted) pursuant to this Plan and any other disputes or claims relating to or arising out of the Plan shall be fully, finally and exclusively resolved by binding arbitration conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association.  By accepting an Award, Participants and the Company waive their respective rights to have any such disputes or claims tried by a judge or jury.

3.8           Repricing Prohibited.  Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs and the grant in substitution therefore of new Awards having a lower exercise price or (b) the amendment of outstanding Options or SARs to reduce the exercise price thereof.  This paragraph shall not be construed to apply to the issuance or assumption of an Award in a transaction to which Code section 424(a) applies, within the meaning of Section 424 of the Code.

4.SHARES SUBJECT TO PLAN

4.1           Maximum Number of Shares Issuable.  Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be nine million one hundred thousand (9,100,000) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.  Any shares of Stock that are Subject to Awards of Options or SARs shall be counted against the limit as one (1) share for every one (1) share granted.  Any shares of Stock that are subject to Awards (other than Options or SARs) shall be counted against this limit as one and a half (1.5) shares for every one (1) share granted.  If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan.  When a SAR settled in shares of Stock is exercised, the total number of shares subject to the SAR Agreement with respect to which the exercise occurs shall count against the limit, regardless of the number of shares actually issued in settlement of the SAR.  Shares used to pay the exercise price of an option shall not again become available for future grant or issuance under the Plan.  Shares used to satisfy tax withholding obligations shall not become available for future grant or issuance under the Plan.  To the extent an Award is settled in cash rather than shares of Stock, such cash payment shall not reduce the number of shares available for issuance under the Plan.

4.2           Adjustments for Changes in Capital Structure.  Subject to any required action by the stockholders of the Company and the requirements of Section 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, in the Award limits set forth in Section 5.4, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan.  For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.”  If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares.  In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Board, in its discretion.  Any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number.  The Committee in its sole discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods.  The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

5.ELIGIBILITY AND AWARD LIMITATIONS

5.1           Persons Eligible for Awards.  Awards may be granted only to Employees, Consultants and Directors.

5.2           Participation.  Awards are granted solely at the discretion of the Committee, other than Nonemployee Director Awards that may be granted by the Committee or a subcommittee of independent members of the Board.  Eligible persons may be granted more than one Award.  However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.3           Incentive Stock Option Limitations.

(a)           Persons Eligible.  An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”).  Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.

(b)           Fair Market Value Limitation.  To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options.  For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted.  If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code.  If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising.  In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first.  Upon exercise, shares issued pursuant to each such portion shall be separately identified.

5.4    Award Limits.

(a)           Maximum Number of Shares Issuable Pursuant to Incentive Stock Options.  Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed nine million one hundred thousand (9,100,000) shares of Stock.  The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 4.1, subject to adjustment as provided in Section 4.2.

(b)           Section 162(m) Award Limits.  The following limits shall apply to the grant of any Award if, at the time of grant, the Company is a “publicly held corporation” within the meaning of Section 162(m).

(i)            Options and SARs.  Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Options or Freestanding SARs which in the aggregate are for more than five hundred thousand (500,000) shares of Stock reserved for issuance under the Plan.

(ii)           Restricted Stock, Restricted Stock Unit Awards and Performance Shares.  Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Restricted Stock Awards or Restricted Stock Unit Awards, subject to Vesting Conditions based on the attainment of Performance Goals, or Performance Shares, for more than three hundred thousand shares (300,000) shares of Stock in the aggregate under the Plan.

(iii)          Performance Units.  Subject to adjustment as provided in Section 4.2, no Employee shall be granted Performance Units which could result in such Employee receiving more than two million dollars ($2,000,000) for each full fiscal year of the Company contained in the Performance Period for such Award.  No Participant may be granted more than one Performance Award for the same Performance Period.

6.TERMS AND CONDITIONS OF OPTIONS

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish.  No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement.  Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1           Exercise Price.  The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option.  Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

6.2           Exercisability and Term of Options.

(a)           Option Vesting and Exercisability.  Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option.  Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions, or the terms of the Plan.

(b)           Participant Responsibility for Exercise of Option.  Each Participant is responsible for taking any and all actions as may be required to exercise any Option in a timely manner, and for properly executing any documents as may be required for the exercise of an Option in accordance with such rules and procedures as may be established from time to time.  By signing an Option Agreement each Participant acknowledges that information regarding the procedures and requirements for the exercise of any Option is available upon such Participant’s request.  The Company shall have no duty or obligation to notify any Participant of the expiration date of any Option.

6.3           Payment of Exercise Price.

(a)           Forms of Consideration Authorized.  Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii)  provided that the Participant is an Employee, and not an Officer or Director (unless otherwise not prohibited by law, including, without limitation, any regulation promulgated by the Board of Governors of the Federal Reserve System) and in the Company’s sole and absolute discretion at the time the Option is exercised, by delivery of the Participant’s promissory note in a form approved by the Company for the aggregate exercise price, provided that, if the Company is incorporated in the State of Delaware, the Participant shall pay in cash that portion of the aggregate exercise price not less than the par value of the shares being acquired, (iv) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (v) by any combination thereof.  The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b)           Limitations on Forms of Consideration.

(i)      Tender of Stock.  Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

(ii)      Payment by Promissory Note.  No promissory note shall be permitted if the exercise of an Option using a promissory note would be a violation of any law.  Any permitted promissory note shall be on such terms as the Committee shall determine.  The Committee shall have the authority to permit or require the Participant to secure any promissory note used to exercise an Option with the shares of Stock acquired upon the exercise of the Option or with other collateral acceptable to the Company.  Unless otherwise provided by the Committee, if the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company’s securities, any promissory note shall comply with such applicable regulations, and the Participant shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

6.4           Effect of Termination of Service.

(a)           Option Exercisability.  Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Committee, an Option shall be exercisable after a Participant’s termination of Service only during the applicable time periods provided in the Award Agreement.

(b)           Extension if Exercise Prevented by Law.  Notwithstanding the foregoing, unless the Committee provides otherwise in the Award Agreement, if the exercise of an Option within the applicable time periods is prevented by the provisions of Section 14 below, the Option shall remain exercisable until three (3) months (or such longer period of time as determined by the Committee, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

(c)           Extension if Participant Subject to Section 16(b).  Notwithstanding the foregoing, if a sale within the applicable time periods of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant’s termination of Service, or (iii) the Option Expiration Date.

6.5           Transferability of Options.  During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative.  Prior to the issuance of shares of Stock upon the exercise of an Option, the Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.  Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act.

7.TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish.  No SAR or purported SAR shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement.  Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1           Types of SARs Authorized.  SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”).  A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option.

7.2           Exercise Price.  The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.

7.3           Exercisability and Term of SARs.

(a)           Tandem SARs.  Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option.

(b)           Freestanding SARs.  Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR.  No SAR shall become fully vested in a period of less than three (3) years from the date of grant, other than in connection with a termination of Service or a Change in Control or in the case of an SAR granted to a Nonemployee Director.

7.4           Deemed Exercise of SARs.  If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

7.5           Effect of Termination of Service.  Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee in the grant of an SAR and set forth in the Award Agreement, an SAR shall be exercisable after a Participant’s termination of Service only as provided in the Award Agreement.

7.6           Nontransferability of SARs.  During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative.  Prior to the exercise of an SAR, the SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.

8.TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS

Restricted Stock Awards shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish.  No Restricted Stock Award or purported Restricted Stock Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement.  Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1           Types of Restricted Stock Awards Authorized.  Restricted Stock Awards may or may not require the payment of cash compensation for the stock.  Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 9.4.  If either the grant of a Restricted Stock Award or the lapsing of the Restriction Period is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 9.3 through 9.5(a).

8.2           Purchase Price.  The purchase price, if any, for shares of Stock issuable under each Restricted Stock Award and the means of payment shall be established by the Committee in its discretion.

8.3           Purchase Period.  A Restricted Stock Award requiring the payment of cash consideration shall be exercisable within a period established by the Committee.

8.4           Vesting and Restrictions on Transfer.  Shares issued pursuant to any Restricted Stock Awards will be subject to Vesting Conditions as described in 5.4(b), and may be based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.  During any Restriction Period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than as provided in the Award Agreement or as provided in Section 8.7.  Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder.

8.5           Voting Rights; Dividends and Distributions.  Except as provided in this Section, Section 8.4 and any Award Agreement, during the Restriction Period applicable to shares subject to a Restricted Stock Award, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares.  However, in the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

8.6           Effect of Termination of Service.  Unless otherwise provided by the Committee in the grant of a Restricted Stock Award and set forth in the Award Agreement, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service in exchange for the payment of the purchase price, if any, paid by the Participant.  The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

8.7           Nontransferability of Restricted Stock Award Rights.  Prior to the issuance of shares of Stock pursuant to a Restricted Stock Award, rights to acquire such shares shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution.  All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

9.TERMS AND CONDITIONS OF PERFORMANCE AWARDS

Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish.  No Performance Award or purported Performance Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement.  Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

9.1           Types of Performance Awards Authorized.  Performance Awards may be in the form of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units.  Each Award Agreement evidencing a Performance Award shall specify the number of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

9.2           Initial Value of Performance Shares and Performance Units.  Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.2, on the effective date of grant of the Performance Share.  Each Performance Unit shall have an initial value determined by the Committee.  The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

9.3           Establishment of Performance Period, Performance Goals and Performance Award Formula.  In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant.  To the extent compliance with the requirements under Section 162(m) with respect to “performance-based compensation” is desired, the Committee shall establish the Performance Goal(s) and Performance Award Formula applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain.  Once established, the Performance Goals and Performance Award Formula shall not be changed during the Performance Period.  The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

9.4           Measurement of Performance Goals.  Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:

(a)           Performance Measures.  Performance Measures shall have the same meanings as used in the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company’s industry.  Performance Measures shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee.  For purposes of the Plan, the Performance Measures applicable to a Performance Award shall be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award.  Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award.  Performance Measures may be one or more of the following, as determined by the Committee:  (i) sales revenue; (ii) gross margin; (iii) operating margin; (iv) operating income; (v) pre-tax profit; (vi) earnings before stock-based compensation expense, interest, taxes and depreciation and amortization; (vii) earnings before interest, taxes and depreciation and amortization; (viii) earnings before interest and taxes; (ix) net income; (x) expenses; (xi) the market price of the Stock; (xii) stock price; (xiii) earnings per share; (xiv) return on stockholder equity; (xv) return on capital; (xvi) return on net assets; (xvii) economic value added; (xviii) market share; (xix) customer service; (xx) customer satisfaction; (xxi) safety; (xxii) total stockholder return; (xxiii) free cash flow; (xxiv) net operating income; (xxv) operating cash flow; (xxvi) return on investment; (xxvii) employee satisfaction; (xxviii) employee retention; (xxix) balance of cash, cash equivalents and marketable securities; (xxx) product development; (xxxi) research and development expenses; (xxxii) completion of an identified special project; (xxxiii) completion of a joint venture or other corporate transaction; (xxxiv) inventory balance; (xxxv) inventory turnover ratio; or (xxxvi) such other measures as determined by the Committee consistent with this Section 9.4(a).

(b)           Performance Targets.  Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period.  A Performance Target may be stated as an absolute value or as a value determined relative to a standard selected by the Committee.

9.5           Settlement of Performance Awards.

(a)           Determination of Final Value.  As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

(b)           Discretionary Adjustment of Award Formula.  In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award that is not intended to constitute “qualified performance based compensation” to a “covered employee” within the meaning of Section 162(m) (a “Covered Employee”) to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine.  With respect to a Performance Award intended to constitute qualified performance-based compensation to a Covered Employee, the Committee shall have the discretion to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula.

(c)           Payment in Settlement of Performance Awards.  As soon as practicable following the Committee’s determination and certification in accordance with Sections 9.5(a) and (b), but in any event within the Short-Term Deferral Period described in Section 15.1 (except as otherwise provided below or consistent with the requirements of Section 409A), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award.  Payment of such amount shall be made in cash in a lump sum or in installments, shares of Stock (either fully vested or subject to vesting), or a combination thereof, as determined by the Committee.

9.6           Voting Rights; Dividend Equivalent Rights and Distributions.  Participants shall have no voting rights with respect to shares of Stock represented by Performance Awards designated in Restricted Stock Units or Performance Shares until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Awards designated in Restricted Stock Units or Performance Shares that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which the shares subject to such Performance Award are settled or forfeited.  Such Dividend Equivalents, if any, shall be credited to the Participant in the form of additional whole shares or units as of the date of payment of such cash dividends on Stock.  The number of additional shares (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Performance Award previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date.  Dividend Equivalents may be paid currently or may be accumulated and paid to the extent that the shares of Stock subject to a Performance Award designated in Restricted Stock Units or Performance Shares become nonforfeitable, as determined by the Committee.  Settlement of Dividend Equivalents may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Award as provided in Section 9.5.  Dividend Equivalents shall not be paid with respect to Performance Units.  In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Performance Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Stock issuable upon settlement of the Performance Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.  Notwithstanding anything herein to the contrary, Performance Awards designated as Restricted Stock shall be subject to the terms and conditions of Section 8.5 with respect to the subject matters addressed in this Section 9.6.

9.7           Effect of Termination of Service.  Unless otherwise provided by the Committee in the grant of a Performance Award and set forth in the Award Agreement, the effect of a Participant’s termination of Service on the Performance Award shall be as follows:

(a)           Death or Disability.  If the Participant’s Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant’s Service during the Performance Period.  Payment shall be made following the end of the Performance Period in any manner permitted by Section 9.5.

(b)           Other Termination of Service.  If the Participant’s Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety; provided, however, that in the event of an involuntary termination of the Participant’s Service, the Committee, in its sole discretion, may waive the automatic forfeiture of all or any portion of any such Award (e.g., by determining the final value of the Participant’s Performance Award in the manner provided by Section 9.7(a)) and provide for payment following the end of the Performance Period in any manner permitted by Section 9.5.

9.8           Nontransferability of Performance Awards.  Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.  All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

10.   TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AWARDS

Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall from time to time establish.  No Restricted Stock Unit Award or purported Restricted Stock Unit Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement.  Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

10.1          Grant of Restricted Stock Unit Awards.  Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 9.4.  If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 9.3 through 9.5(a).

10.2          Vesting.  Restricted Stock Units may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.  The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to the Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Insider Trading Policy, then the satisfaction of the Vesting Conditions automatically shall be determined on the first to occur of (a) the next trading day on which the sale of such shares would not violate the Insider Trading Policy or (b) the later of (i) last day of the calendar year in which the original vesting date occurred or (ii) the last day of the Company’s taxable year in which the original vesting date occurred.

10.3          Voting Rights, Dividend Equivalent Rights and Distributions.  Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which Restricted Stock Units held by such Participant are settled.  Such Dividend Equivalents, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock.  The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date.  Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Restricted Stock Units originally subject to the Restricted Stock Unit Award.  In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

10.4          Effect of Termination of Service.  Unless otherwise provided by the Committee in the grant of a Restricted Stock Unit Award and set forth in the Award Agreement, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

10.5          Settlement of Restricted Stock Unit Awards.  The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 10.3) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes.  Notwithstanding the foregoing, if permitted by the Committee and set forth in the Award Agreement, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Award Agreement.

10.6          Nontransferability of Restricted Stock Unit Awards.  Prior to the issuance of shares of Stock in settlement of a Restricted Stock Unit Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.  All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

11.   DEFERRED COMPENSATION AWARDS

11.1          Establishment of Deferred Compensation Award Programs.  This Section 11 shall not be effective unless and until the Committee determines to establish a program pursuant to this Section.  The Committee, in its discretion and upon such terms and conditions as it may determine, consistent with the requirements of Section 409A, may establish one or more programs pursuant to the Plan under which:

(a)            Participants designated by the Committee who are Insiders or otherwise among a select group of highly compensated Employees may irrevocably elect, prior to a date specified by the Committee in compliance with Section 409A, to reduce such Participant’s compensation otherwise payable in cash (subject to any minimum or maximum reductions imposed by the Committee) and to be granted automatically at such time or times as specified by the Committee one or more Awards of Stock Units with respect to such numbers of shares of Stock as determined in accordance with the rules of the program established by the Committee and having such other terms and conditions as established by the Committee.

(b)           Participants designated by the Committee who are Insiders or otherwise among a select group of highly compensated Employees may irrevocably elect, prior to a date specified by the Committee in compliance with Section 409A, to be granted automatically an Award of Stock Units with respect to such number of shares of Stock and upon such other terms and conditions as established by the Committee in lieu of:

(i)       shares of Stock otherwise issuable to such Participant upon the exercise of an Option;

(ii)      cash or shares of Stock otherwise issuable to such Participant upon the exercise of an SAR; or

(iii)     cash or shares of Stock otherwise issuable to such Participant upon the settlement of a Performance Award or Performance Unit.

11.2          Terms and Conditions of Deferred Compensation Awards.  Deferred Compensation Awards granted pursuant to this Section 11 shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish.  No such Deferred Compensation Award or purported Deferred Compensation Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement.  Award Agreements evidencing Deferred Compensation Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

(a)           Vesting Conditions.  Deferred Compensation Awards shall not be subject to any vesting conditions.

(b)           Terms and Conditions of Stock Units.

(i)      Voting Rights; Dividend Equivalent Rights and Distributions.  Participants shall have no voting rights with respect to shares of Stock represented by Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  However, a Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to date on which Stock Units held by such Participant are settled.  Such Dividend Equivalents shall be paid by crediting the Participant with additional whole and/or fractional Stock Units as of the date of payment of such cash dividends on Stock.  The method of determining the number of additional Stock Units to be so credited shall be specified by the Committee and set forth in the Award Agreement.

Such additional Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Stock Units originally subject to the Stock Unit Award.  In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Stock Unit Award so that it represent the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award.

(ii)      Settlement of Stock Unit Awards.  A Participant electing to receive an Award of Stock Units pursuant to this Section 11 shall specify at the time of such election a settlement date with respect to such Award in compliance with the requirements of Section 409A.  The Company shall issue to the Participant as soon as practicable following the earlier of the settlement date elected by the Participant or the date of termination of the Participant’s Service, a number of whole shares of Stock equal to the number of whole Stock Units subject to the Stock Unit Award.  Such shares of Stock shall be fully vested, and the Participant shall not be required to pay any additional consideration (other than applicable tax withholding) to acquire such shares.  Any fractional Stock Unit subject to the Stock Unit Award shall be settled by the Company by payment in cash of an amount equal to the Fair Market Value as of the payment date of such fractional share.

(iii)      Nontransferability of Stock Unit Awards.  Prior to their settlement in accordance with the provision of the Plan, no Stock Unit Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.  All rights with respect to a Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

12.   OTHER STOCK-BASED AWARDS

In addition to the Awards set forth in Sections 6 through 11 above, the Committee, in its sole discretion, may carry out the purpose of this Plan by awarding Stock-Based Awards as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems necessary and appropriate.

13.   EFFECT OF CHANGE IN CONTROL ON AWARDS

13.1          Accelerated Vesting - Options and SARs.  The Committee, in its sole discretion, may provide in any Award Agreement or, in the event of a Change in Control, may take such actions as it deems appropriate to provide for the acceleration of the exercisability and vesting in connection with such Change in Control of any or all outstanding Options and SARs and shares acquired upon the exercise of such Options and SARs upon such conditions and to such extent as the Committee shall determine.

13.2          Assumption or Substitution.  In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiring Corporation”), may, without the consent of the Participant, either assume the Company’s rights and obligations under outstanding Awards or substitute for outstanding Awards substantially equivalent awards for the Acquiring Corporation’s stock.  Any Award (or portion thereof) which is neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control and any Options or SARs which are not exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.  Notwithstanding the foregoing, shares acquired upon exercise, vesting or settlement of an Award of prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Award Agreement evidencing such Award except as otherwise provided in such Award Agreement.  Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Awards immediately prior to an Ownership Change Event described in Section 2.1(y)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Awards shall not terminate unless the Board otherwise provides in its discretion.

13.3          Accelerated Vesting – Restricted Stock or Other Type of Awards.  The Committee may, in its discretion, provide in any Award Agreement evidencing a Restricted Stock or Other Type of Award that, in the event of a Change in Control, the lapsing of any applicable Vesting Condition, Restriction Period or Performance Goal applicable to the shares subject to such Award held by a Participant whose Service has not terminated prior to the Change in Control shall be accelerated and/or waived effective immediately prior to the consummation of the Change in Control to such extent as specified in such Award Agreement.  Any acceleration, waiver or the lapsing of any restriction that was permissible solely by reason of this Section 13.3 and the provisions of such Award Agreement shall be conditioned upon the consummation of the Change in Control.

14.   COMPLIANCE WITH SECURITIES LAW

The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed.  In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.  As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

15.   COMPLIANCE WITH SECTION 409A

15.1         Awards Subject to Section 409A.  The Company intends that Awards granted pursuant to the Plan shall either be exempt from or comply with Section 409A, and the Plan shall be so construed.  The provisions of this Section 15 shall apply to any Award or portion thereof that constitutes or provides for payment of Section 409A Deferred Compensation.  Such Awards may include, without limitation:

(a)           A Nonstatutory Stock Option or SAR that includes any feature for the deferral of compensation other than the deferral of recognition of income until the later of (i) the exercise or disposition of the Award or (ii) the time the stock acquired pursuant to the exercise of the Award first becomes substantially vested.

(b)           Any Award of Restricted Stock Units, Performance Shares, or Performance Units either (i) provides by its terms for settlement of all or any portion of the Award at a time or upon an event that will or may occur later than the end of the Short-Term Deferral Period (as defined below) or (ii) permits the Participant granted the Award to elect one or more dates or events upon which the Award will be settled after the end of the Short-Term Deferral Period.

Subject to the provisions of Section 409A, the term “Short-Term Deferral Period” means the 2½ month period ending on the later of (i) the 15th day of the third month following the end of the Participant’s taxable year in which the right to payment under applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture.  For this purpose, the term “substantial risk of forfeiture” shall have the meaning provided by Section 409A.

15.2         Deferral and/or Distribution Elections.  Except as otherwise permitted or required by Section 409A, the following rules shall apply to any compensation deferral and/or payment elections (each, an “Election”) that may be permitted or required by the Committee pursuant to an Award providing Section 409A Deferred Compensation:

(a)           Elections must be in writing and specify the amount of the payment in settlement of an Award being deferred, as well as the time and form of payment as permitted by this Plan.

(b)           Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to such Participant.

(c)           Elections shall continue in effect until a written revocation or change in Election is received by the Company, except that a written revocation or change in Election must be received by the Company prior to the last day for making the Election determined in accordance with paragraph (b) above or as permitted by Section 15.3.

15.3         Subsequent Elections.  Except as otherwise permitted or required by Section 409A, any Award providing Section 409A Deferred Compensation which permits a subsequent Election to delay the payment or change the form of payment in settlement of such Award shall comply with the following requirements:

(a)           No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made.

(b)           Each subsequent Election related to a payment in settlement of an Award not described in Section 15.4(b), 15.4(c) or 15.4(f) must result in a delay of the payment for a period of not less than five (5) years from the date on which such payment would otherwise have been made.

(c)           No subsequent Election related to a payment pursuant to Section 15.4(d) shall be made less than twelve (12) months before the date on which such payment would otherwise have been made.

(d)           Subsequent Elections shall continue in effect until a written revocation or change in the subsequent Election is received by the Company, except that a written revocation or change in a subsequent Election must be received by the Company prior to the last day for making the subsequent Election determined in accordance the preceding paragraphs of this Section 15.3.

15.4         Payments Pursuant to Deferral Elections.  Except as otherwise permitted or required by Section 409A, an Award providing Section 409A Deferred Compensation must provide for payment in settlement of the Award only upon one or more of the following:

(a)           The Participant’s separation from service (as defined by Section 409A);

(b)           The Participant’s becoming Disabled (as defined below);

(c)           The Participant’s death;

(d)           A time or fixed schedule that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 15.2 or 15.3, as applicable;

(e)           A change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 409A; or

(f)           The occurrence of an Unforeseeable Emergency (as defined by Section 409A).

Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A.

Notwithstanding any provision of the Plan or an Award Agreement to the contrary, except as otherwise permitted by Section 409A, no payment pursuant to Section 15.4(a) in settlement of an Award providing for Section 409A Deferred Compensation may be made to a Participant who is a “specified employee” (as defined by Section 409A) as of the date of the Participant’s separation from service before the date (the “Delayed Payment Date”) that is six (6) months after the date of such Participant’s separation from service, or, if earlier, the date of the Participant’s death.  All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.

15.5          Unforeseeable Emergency.  The Committee shall have the authority to provide in the Award Agreement evidencing any Award providing for Section 409A Deferred Compensation for payment in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an Unforeseeable Emergency.  In such event, the amount(s) distributed with respect to such Unforeseeable Emergency cannot exceed the amounts reasonably necessary to satisfy the emergency need plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such emergency need is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the Award.  All distributions with respect to an Unforeseeable Emergency shall be made in a lump sum as soon as practicable following the Committee’s determination that an Unforeseeable Emergency has occurred.

The occurrence of an Unforeseeable Emergency shall be judged and determined by the Committee.  The Committee’s decision with respect to whether an Unforeseeable Emergency has occurred and the manner in which, if at all, the payment in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

15.6          Disabled.  The Committee shall have the authority to provide in any Award providing Section 409A Deferred Compensation for payment in settlement of such Award in the event that the Participant becomes Disabled.  A Participant shall be considered “Disabled” if either:

(a)           the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or

(b)           the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer.

All distributions payable by reason of a Participant becoming Disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election.  If the Participant has made no Election with respect to distributions upon becoming Disabled, all such distributions shall be paid in a lump sum upon the determination that the Participant has become Disabled.

15.7          Death.  If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death.  If the Participant has made no Election with respect to distributions upon death, all such distributions shall be paid in a lump sum upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death.

15.8          Prohibition of Acceleration of Payments.  Notwithstanding any provision of the Plan or an Award Agreement to the contrary, this Plan does not permit the acceleration of the time or schedule of any payment under an Award providing Section 409A Deferred Compensation, except as permitted by Section 409A.

16.   TAX WITHHOLDING

16.1          Tax Withholding in General.  The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise or Net Exercise of an Option, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Award or the shares acquired pursuant thereto.  The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

16.2          Withholding in Shares.  The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group.  The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

17.   AMENDMENT OR TERMINATION OF PLAN

The Board or the Committee may amend, suspend or terminate the Plan at any time.  However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, (c) no removal of the stockholder approval requirement in Section 3.8 related to option and SAR repricings, and (d) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule.  Except as provided by the next sentence, no amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Board or the Committee.  In any event, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant.  Notwithstanding any other provision of the Plan to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.

18.   MISCELLANEOUS PROVISIONS

18.1          Repurchase Rights.  Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted.  The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.  Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

18.2          Provision of Information.  Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

18.3          Rights as Employee, Consultant or Director.  No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.  Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time.  To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

18.4          Rights as a Stockholder.  A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.2 or another provision of the Plan.

18.5          Fractional Shares.  The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

18.6          Severability.  If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

18.7          Beneficiary Designation.  Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit.  Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.  If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse.  If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

18.8          Unfunded Obligation.  Participants shall have the status of general unsecured creditors of the Company.  Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974.  No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations.  The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder.  Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company.  The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.  Each Participating Company shall be responsible for making benefit payments pursuant to the Plan on behalf of its Participants or for reimbursing the Company for the cost of such payments, as determined by the Company in its sole discretion.  In the event the respective Participating Company fails to make such payment or reimbursement, a Participant’s (or other individual’s) sole recourse shall be against the respective Participating Company, and not against the Company.  A Participant’s acceptance of an Award pursuant to the Plan shall constitute agreement with this provision.

19.   NONEMPLOYEE DIRECTOR AWARD LIMITATIONS.

Subject to adjustment as provided in Section 4.2, no Nonemployee Director may be granted, in any fiscal year of the Company, Awards covering more than 100,000 shares of Stock.  Any Awards granted to an individual while he or she was an Employee, or while he or she was a Consultant but not a Nonemployee Director, shall not count for purposes of this limitation.

PLAN HISTORY AND NOTES TO COMPANY

April 30, 2007	Board adopts Plan with a reserve of seven million five hundred fifty thousand (7,550,000) shares, including a pre Effective Date reserve of five million hundred thousand (5,800,000) shares.

May 22, 2007	Stockholders approve Plan with a reserve of seven million one hundred thousand (7,100,000) shares, including a pre Effective Date reserve of five million hundred thousand (5,800,000) shares.

December 8, 2008	Board amends Plan to comply with Section 409A of the Code.

February 21, 2013	Subject to the approval of the Company’s stockholders, Board amends Plan to increase the share reserve by 2,000,000 shares and certain other amendments to increase flexibility.

REVOCABLE PROXY
AXT, INC.

YOUR VOTE IS IMPORTANT! PROXY VOTING INSTRUCTIONS
Stockholders of record have three ways to vote:
1. By Telephone (using a Touch-Tone Phone); or
2. By Internet; or
3. By Mail.

To Vote by Telephone:

Call 1-877-704-2035 Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., May 14, 2013.

To Vote by Internet:

Go to http://www.rtcoproxy.com/axti prior to 3 a.m., May 14, 2013.

Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted.

	Mark here if you no longer wish to receive paper annual meeting materials and instead view them online.	☐
	Mark here if you plan to attend the meeting.	☐
	Mark here tor address change.	☐

Annual Meeting Materials are available at: http://www.cfpproxy.com/5130	Comments:

FOLD HERE IF YOU ARE VOTING BY MAIL
PLEASE DO NOT DETACH

☒	PLEASE MARK VOTES
AS IN THIS EXAMPLE

		For	With-hold			For	Against	Abstain
1.	To elect one (1) Class III director to hold office for a three-year term and until his successor is elected and qualified.	☐	☐	2.	To approve, on an advisory basis, the compensation of AXT's named executive officers.	☐	☐	☐
						For	Against	Abstain
	Class III Director:			3.	To approve an amendment and restatement of AXT's 2007 Equity Incentive Plan.	☐	☐	☐
	Leonard J. LeBlanc					For	Against	Abstain
				4.	To ratify the appointment of Burr Pilger Mayer, Inc. as AXT's independent registered public accounting firm for the fiscal year ending December 31,2013.	☐	☐	☐

				5.	To transact such other business as may properly come before the meeting.

This proxy when properly executed will be voted at the Annual Meeting and any continuations or adjournments thereof in the manner directed herein. If no direction is made, such shares shall be voted FOR the Company's nominee for election to the Board of Directors, FOR approval of Proposal 2, FOR approval of Proposal 3, and FOR ratification of Burr Pilger Mayer, Inc. as independent registered public accounting firm, or as said proxies deem advisable on such other matters as may properly come before the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AXT, INC.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

Sign exactly as your name(s) appears on your stock certificate, if shares of stock stand on record in the names of two or more persons or in the name of husband and wife, whether as Joint tenants or otherwise, both or all of such persons should sign the above proxy, if shares of stock are held of record by a corporation, please print the full corporate name and indicate the capacity of the duly authorized .officer executing on behalf of the corporation, if signer Is a partnership, please print the full partnership name and Indicate the capacity of the duly authorized person executing on behalf of the partnership. Executors or administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.

AXT, INC. - ANNUAL MEETING, MAY 14, 2013

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:
http://www.cfpproxy.com/5130

You can vote in one of three ways:

1.	Call toll free 1-877-704-2035 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or
2.	Via the Internet at http://www.rtcoproxy.com/axti and follow the instructions.
or
3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the other side)

REVOCABLE PROXY
AXT, INC.
ANNUAL MEETING OF STOCKHOLDERS
May 14, 2013
10:00 a.m. Pacific Daylight Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby constitutes and appoints Jesse Chen and Raymond A. Low, and each of them, as his or her true and lawful agents and proxies with full power of substitution and hereby authorizes them to represent the undersigned and to vote all of the shares of common stock in AXT, Inc. which the undersigned is entitled to vote at the 2013 Annual Meeting of Stockholders to be held at 4281 Technology Drive, Fremont, California on May 14, 2013 at 10:00 a.m. Pacific Daylight Time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in AXT's proxy statement, receipt of which is hereby acknowledged and (2) in their discretion upon such other matters as may properly come before the meeting.

Even if you are planning to attend the meeting in person, you are urged to sign and mail the proxy in the return envelope so that your stock may be represented at the meeting. If you hold shares through a bank or brokerage firm, you may be able to simplify your voting process and save the company expense by voting your shares by telephone or the internet twenty-four hours a day, seven days a week. The bank or brokerage firm through which you hold your shares will provide you with separate instructions on a form you will receive from them. Many such firms make telephone or Internet voting available, but the specific processes available will depend on those firms' individual arrangements.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

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